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                                                               EXHIBIT (e)(1)


                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

                        AGREEMENT OF LIMITED PARTNERSHIP

                                TABLE OF CONTENTS

SECTION 1.       CONTINUATION.......................................................................  A-1

SECTION 2.       NAME AND OFFICE....................................................................  A-1

SECTION 3.       PURPOSES AND POWERS................................................................  A-2

        3.1      PURPOSES...........................................................................  A-2
        3.2      POWERS.............................................................................  A-2

SECTION 4.       TERM...............................................................................  A-3

SECTION 5.       CAPITAL CONTRIBUTIONS..............................................................  A-3

        5.1      CONTRIBUTIONS OF GENERAL PARTNERS..................................................  A-3
        5.2      CONTRIBUTIONS OF LIMITED PARTNERS..................................................  A-3
        5.3      SALE OF ADDITIONAL LIMITED PARTNER INTERESTS OR UNITS..............................  A-3
        5.4      CAPITAL ACCOUNTS...................................................................  A-3
        5.5      ADDITIONAL CAPITAL CONTRIBUTIONS; INTERPRETATION...................................  A-4

SECTION 6.       GENERAL PARTNERS...................................................................  A-4

        6.1      EXTENT OF POWERS AND DUTIES........................................................  A-4
        6.2      LIMITATIONS ON THE EXERCISE OF POWERS OF GENERAL PARTNERS..........................  A-8
        6.3      LIABILITY FOR ACTS OR OMISSIONS AND INDEMNIFICATION................................ A-11
        6.4      COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES................................ A-12
        6.5      OTHER INTERESTS OF THE GENERAL PARTNERS AND THEIR AFFILIATES....................... A-14
        6.6      OTHER TRANSACTIONS INVOLVING THE GENERAL PARTNERS AND THEIR AFFILIATES............. A-15

SECTION 7.       LIMITED PARTNERS AND UNITHOLDERS; CORPORATE LIMITED PARTNER; DEPOSITARY RECEIPTS... A-15

        7.1      CLASSES OF LIMITED PARTNERS AND UNITHOLDERS........................................ A-15
        7.2      TRANSFERABILITY OF UNITS........................................................... A-15
        7.3      ABSENCE OF CONTROL OVER PARTNERSHIP BUSINESS....................................... A-17
        7.4      LIMITED LIABILITY.................................................................. A-17
        7.5      ADMISSION OF INVESTOR AND SUBSTITUTE LIMITED PARTNERS.............................. A-17
        7.6      RELATIONSHIP BETWEEN CORPORATE LIMITED PARTNER AND UNITHOLDERS; DEPOSITARY
                 RECEIPTS........................................................................... A-18
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
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SECTION 8.       ALLOCATIONS AND DISTRIBUTIONS...................................................... A-20

        8.1      ALLOCATIONS OF PROFITS OR LOSSES FOR TAX PURPOSES.................................. A-20
        8.2      DISTRIBUTABLE CASH FLOW............................................................ A-23
        8.3      PROCEEDS OF CAPITAL TRANSACTIONS AND THE TERMINATING CAPITAL TRANSACTION........... A-23
        8.4      SPECIAL PROVISIONS FOR ALLOCATIONS AND DISTRIBUTIONS............................... A-24
        8.5      RETURN OF CAPITAL CONTRIBUTIONS.................................................... A-26
        8.6      REINVESTMENT OF NET CASH PROCEEDS.................................................. A-26
        8.7      RETURN OF UNINVESTED CAPITAL CONTRIBUTIONS......................................... A-27

SECTION 9.       WITHDRAWAL OF GENERAL PARTNERS..................................................... A-27

        9.1      VOLUNTARY WITHDRAWAL............................................................... A-27
        9.2      INVOLUNTARY WITHDRAWAL............................................................. A-28
        9.3      CONSEQUENCES OF WITHDRAWAL......................................................... A-28
        9.4      LIABILITY OF WITHDRAWN GENERAL PARTNER............................................. A-29
        9.5      CONTINUATION OF PARTNERSHIP BUSINESS............................................... A-29

SECTION 10.      ASSIGNMENT OF LIMITED PARTNER INTERESTS............................................ A-30

        10.1     WITHDRAWAL OF A LIMITED PARTNER.................................................... A-30
        10.2     ASSIGNMENT......................................................................... A-30
        10.3     SUBSTITUTION....................................................................... A-30
        10.4     PROHIBITED ASSIGNMENT.............................................................. A-31
        10.5     STATUS OF AN ASSIGNING LIMITED PARTNER............................................. A-32

SECTION 11.      DISSOLUTION AND WINDING-UP......................................................... A-32

        11.1     EVENTS CAUSING DISSOLUTION......................................................... A-32
        11.2     DISTRIBUTIONS UPON DISSOLUTION..................................................... A-33

SECTION 12.      FISCAL MATTERS..................................................................... A-33

        12.1     TITLE TO ASSETS AND BANK ACCOUNTS.................................................. A-33
        12.2     MAINTENANCE OF AND ACCESS TO BASIC PARTNERSHIP DOCUMENTS........................... A-33
        12.3     FINANCIAL BOOKS AND ACCOUNTING..................................................... A-34
        12.4     PARTNERSHIP EXPENSES............................................................... A-34
        12.5     FISCAL YEAR........................................................................ A-37
        12.6     REPORTS, ACCOUNTING DECISIONS AND FEDERAL TAX ELECTIONS............................ A-37

SECTION 13.      MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS AND UNITHOLDERS..................... A-40

        13.1     MEETINGS........................................................................... A-40
        13.2     VOTING RIGHTS OF LIMITED PARTNERS AND UNITHOLDERS.................................. A-41
        13.3     CONDITIONS TO ACTION BY LIMITED PARTNERS AND UNITHOLDERS........................... A-41
        13.4     VALUATION OF INTEREST OF GENERAL PARTNER........................................... A-42

SECTION 14.      AMENDMENTS......................................................................... A-42
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
SECTION 15.      POWER OF ATTORNEY.................................................................. A-43

SECTION 16.      GENERAL PROVISIONS................................................................. A-45

        16.1     NOTICES, APPROVALS AND CONSENTS.................................................... A-45
        16.2     FURTHER ASSURANCES................................................................. A-46
        16.3     CAPTIONS........................................................................... A-46
        16.4     BINDING EFFECT..................................................................... A-46
        16.5     SEPARABILITY....................................................................... A-46
        16.6     INTEGRATION........................................................................ A-46
        16.7     APPLICABLE LAW..................................................................... A-46
        16.8     COUNTERPARTS....................................................................... A-47
        16.9     CREDITORS.......................................................................... A-47
        16.10    INTERPRETATION..................................................................... A-47

SECTION 17.      DEFINITIONS........................................................................ A-47


SCHEDULE A: NAMES, BUSINESS ADDRESSES AND CAPITAL CONTRIBUTIONS OF PARTNERS......................... A-58
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                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP

         AGREEMENT dated as of the 19th day of July, 1988, by and among Krupp
Plus Corporation, a Massachusetts corporation, and Mortgage Services Partners
Limited Partnership, a Massachusetts limited partnership, as General Partners,
Krupp Depositary Corporation, as the Corporate Limited Partner; and those
Persons who may hereafter be admitted to the Partnership as Investor Limited
Partners. The Corporate Limited Partner and the Investor Limited Partners are collectively referred to herein as the "Limited Partners" and, together with the General Partners, as the "Partners." Certain other terms used throughout this Agreement are defined in Section 17 hereof.

         WHEREAS, the General Partners and the Corporate Limited Partner formed a limited partnership (the "Partnership") by filing a Certificate of Limited
Partnership with the Secretary of State of The Commonwealth of Massachusetts on March 21, 1988 and wish to continue the Partnership under this Agreement of Limited Partnership and the provisions of the Massachusetts Uniform Limited
Partnership Act; and

         WHEREAS, the General Partners and the Corporate Limited Partner wish to provide, among other matters, for (i) economic and other rights of investors
(the "Unitholders") in the Partnership who will purchase Units and who may, under certain circumstances, be admitted to the Partnership as Investor Limited
Partners; (ii) the assignment to the extent permitted by Massachusetts law by the Corporate Limited Partner to the Unitholders of all of its interest in distributions, including liquidating distributions, and profits and losses of the Partnership and all of its other rights, duties and obligations in connection with the Limited Partner Interests which correspond to the Units;
(iii) the obligation of the Corporate Limited Partner to exercise any and all rights, duties and obligations with respect to such Limited Partner Interests solely in favor of, in the interest of, and at the direction of the Unitholders;
(iv) the continued status of the Corporate Limited Partner as a Limited Partner of the Partnership; and (v) the possible admission of Investor Limited Partners subject to the terms and conditions herein specified;

         NOW THEREFORE, the parties hereto agree as follows:

         Section 1. CONTINUATION. The parties agree to continue the Partnership pursuant to this Agreement and the provisions of the Uniform Limited Partnership
Act of The Commonwealth of Massachusetts (the "Act").

         Section 2. NAME AND OFFICE. The Partnership shall be conducted under the name and style of "Krupp Insured Mortgage Limited Partnership." The principal office and place of business of the Partnership shall be located at 470 Atlantic Avenue, Boston, Massachusetts 02210, or at such other place as the General Partners may from time to time determine and specify by written notice to all of the Partners. The Partnership shall at all times maintain in Massachusetts (i) an office at which shall be kept the basic Partnership documents described in Section 12.2 hereof, and (ii) an agent for service of


                                      A-1


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process selected by the General Partners in accordance with any relevant provisions of the Act as then in effect.

         Section 3. PURPOSES AND POWERS.

         3.1 PURPOSES. The purposes of the Partnership are to acquire, invest in, maintain, hold, encumber, sell, exchange, manage and otherwise deal with the Mortgages of the Partnership.

         3.2 POWERS. In furtherance of the above purposes, the Partnership shall have the powers:

         (a) to acquire, hold, sell, encumber, exchange and otherwise dispose of guaranteed or federally insured mortgages on multi-family residential properties
("Insured/Guaranteed Mortgages") through the purchase of mortgage-backed securities guaranteed as to principal and basic interest issued or originated under or in connection with the housing programs of HUD, GNMA, FNMA, or FHLMC
("MBS"), some of which Insured/Guaranteed Mortgages may provide for Partnership participation in the operating revenues and residual value of the underlying properties ("Participating Insured Mortgages") on both a current settlement and a forward delivery (i.e. beyond a 5-day corporate settlement period) basis;

         (b) to acquire, invest in, maintain, hold, encumber, sell, exchange, manage and otherwise dispose of MBS backed by mortgages on single-family residential properties not providing a participation feature ("Single-Family
MBS") on both a current settlement and a forward delivery (i.e. beyond a 5-day corporate settlement period) basis;

         (c) to acquire, invest in, maintain, hold, encumber, sell, exchange, manage and otherwise dispose of MBS backed by mortgages on multi-family residential properties not providing a participation feature ("Multi-Family
MBS") on both a current settlement and a forward delivery (i.e. beyond a 5-day corporate settlement period) basis; and

         (d) to acquire, invest in, maintain, hold, encumber, sell, exchange, manage and otherwise dispose of conventional participating and non-participating mortgage loans which are insured or guaranteed ("Other Mortgages");

         (e) subject to any applicable statutes and regulations, to borrow money to further the purposes of the Partnership, to issue evidences of indebtedness in respect thereof and to secure the same by mortgage or pledge or grant of lien on or other security interest in a Mortgage or any other assets of the Partnership; and

         (f) to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, in connection with or incidental to the furtherance of the purposes of the Partnership, all so long as such things, activities and contracts may be lawfully done, carried on or entered into by the Partnership under the laws of The Commonwealth of Massachusetts and the United States of America and under the terms of this Agreement.


                                      A-2


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         The Partnership shall not engage in any business not provided for in this Section 3.2 without the Consent of the holders of a majority of the Limited
Partner Interests.

         Section 4. TERM. The term of the Partnership shall end at midnight on December 31, 2028, unless the Partnership is sooner dissolved or terminated as provided in Section 11 hereof.

         Section 5. CAPITAL CONTRIBUTIONS.

         5.1 CONTRIBUTIONS OF GENERAL PARTNERS. The General Partners have contributed in cash in respect of their Interests an aggregate of $3,000, in the respective amounts set forth opposite their name in Schedule A hereto. Upon the dissolution and termination of the Partnership, the General Partners will contribute to the Partnership an amount equal to the lesser of (i) the deficit balances in their Capital Accounts or (ii) the excess of one and one-hundredths percent (1.01%) of the total Capital Contributions of the Limited Partners over the amount of capital previously contributed by the General Partners.

         5.2 CONTRIBUTIONS OF LIMITED PARTNERS. The Corporate Limited Partner has contributed $2,000 in cash in respect of 100 Limited Partner Interests. Upon the purchase of Units by Unitholders, the Corporate Limited Partner shall contribute in cash to the Partnership the Subscription Prices paid by the Unitholders, shall receive Limited Partner Interests in return therefor, shall assign all its rights with respect to such Interests to the Unitholders to the extent permitted by Massachusetts law, shall agree to exercise any and all rights with respect to such Interests as directed by the Unitholders, shall remain a Limited Partner with respect to such Interests as permitted by the Act.
Not fewer than 250,000 Units (not including Units purchased by the General
Partners and their Affiliates) and not more than 15,000,000 Units will be sold.
An investor who tenders payment for a Unit and accepts confirmation of purchase without objection for a ten-day period following the mailing of such confirmation shall thereby have assented to all of the terms and conditions of this Agreement.

         5.3 SALE OF ADDITIONAL LIMITED PARTNER INTERESTS OR UNITS. Subsequent to the final closing of the sale of not fewer than 250,000 Units (not including
Units purchased by the General Partners and their Affiliates) and not more than 15,000,000 Units, the Partnership may not sell additional Limited Partner
Interests or Units; provided, however, that this Section shall not prevent a Unitholder from exchanging Units for Limited Partner Interests pursuant to
Section 7.6(h) hereof.

         5.4 CAPITAL ACCOUNTS. A Capital Account shall be established and maintained for each General Partner, Limited Partner, and Unitholder. The
Capital Account of each Partner shall be (a) credited with all payments made to the Partnership by such Partner on account of Capital Contributions and with allocations to such Partner of Partnership Profits for Tax Purposes and tax-exempt income, and (b) charged with allocations to such Partner of Partnership Losses for Tax Purposes, with other Partnership expenditures which are not deductible for federal income tax purposes (not including payments of


                                      A-3



indebtedness or expenditures included in the basis of any Partnership asset), and with cash distributions made to such Partner as distributions of Cash Flow or of Net Cash Proceeds of Capital Transactions and the Terminating Capital Transaction, and shall otherwise appropriately reflect transactions of the Partnership and the Partners, all as provided in Treasury Department Regulations section 1.704-1(b). The Capital Account of each Unitholder shall be kept in the same manner as the Capital Account of a Partner, and to the extent Capital Contributions of, and allocations and distributions to, the Corporate Limited Partner are attributable to Unitholders who are not Limited Partners, such items shall be reflected in the Capital Accounts of such Unitholders and not the Capital Account of the Corporate Limited Partner. A Substitute General or Limited Partner shall be deemed to have made the Capital Contribution to the Partnership which was made with respect to the Interest transferred or exchanged and to have received from the Partnership the credits, allocations and charges with respect to such Interest and shall otherwise succeed to the Capital Account kept with respect to such Interest.

         5.5 ADDITIONAL CAPITAL CONTRIBUTIONS; INTERPRETATION. No Partner or Unitholder shall be required to make any Capital Contribution, or be entitled to bring an action for partition against the Partnership, or to demand or receive any distribution of or with respect to his Capital Contribution except as is specifically provided under this Agreement. No loan made by a General Partner, Limited Partner or Unitholder to the Partnership shall constitute a Capital Contribution for any purpose.

         Section 6. GENERAL PARTNERS.

         6.1 EXTENT OF POWERS AND DUTIES.

         (a) GENERAL. Except as expressly limited by the provisions of this Agreement, the General Partners shall have complete and exclusive discretion in the management and control of the affairs and business of the Partnership and all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Partnership. Except as so expressly limited, the General Partners shall possess and enjoy with respect to the Partnership all of the rights and powers of partners of a partnership without limited partners to the extent permitted by Massachusetts law.

         (b) POWERS AND DUTIES. The General Partners shall diligently and faithfully exercise their discretion to the best of their ability and use their best efforts during so much of their time as may be necessary to carry out the purposes and conduct the business of the Partnership in accordance with this Agreement and in the best interests of the Partnership and so as, consistent therewith, to protect the interests of the Investor Limited Partners and Unitholders as a group. The General Partners shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and they shall not employ or permit another Person to employ such funds or assets in any manner except for the exclusive benefit of the Partnership. In particular, the General Partners, solely, shall be responsible for and shall use their best efforts and exercise discretion to the best of their ability: (i) to cause Mortgages to be acquired, held, and sold, exchanged or otherwise disposed of; (ii) assure the proper application of revenues of the Partnership; (iii) to maintain proper books of account for the Partnership and to prepare all reports of operations and tax returns which are to be furnished to the Partners and Unitholders pursuant to this Agreement or which are required by taxing bodies or other governmental agencies; (iv) to maintain adequate insurance with respect to any insurable property of the Partnership pursuant to policies of insurance in form and coverage customary for such property; and (v) to assure the doing of all other things which may be necessary or advisable in connection with the supervision of the affairs, business and property of the Partnership.

         (c) AMPLIFICATION OF POWERS AND DUTIES. As amplification, and not by way of limitation on the powers expressed herein, the, General Partners shall have, subject to the provisions of this Agreement, full power and authority on behalf of the Partnership, in order to carry out and accomplish its purposes and functions: (i) to expend Partnership capital and income; (ii) to purchase, sell, convey, exchange, divide, combine and otherwise transact business with respect to interests in Mortgages, and in that connection to employ engineers, contractors, attorneys, accountants, brokers, appraisers, and such other consultants, advisors, artisans, and workmen as may be necessary or advisable for the purpose; (iii) to designate depositories of the Partnership's funds, and the terms and conditions of such deposits and drawings thereon; (iv) to borrow money or otherwise to procure extensions of credit for the Partnership, as security therefor to pledge, hypothecate, mortgage, assign, transfer, and grant security interests in the Mortgages, to enter into reverse repurchase (resale) agreement transactions involving such Mortgages, and in connection therewith to execute, seal, acknowledge and deliver promissory notes, guarantees, security and other agreements, assignments and any other written documents; (v) to execute and deliver documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, deeds, mortgages, leases and other documents of title or conveyance, regulatory agreements with governmental bodies and agencies, powers of attorney, and other contracts, instruments and agreements of all kinds; (vi) to hold all or any portion of the Mortgages in the name of one or more trustees, nominees or other agents of or for the Partnership for the purpose of facilitating transactions involving said Mortgages; (vii) to establish reserves, in their discretion, for any proper Partnership purpose; (viii) to invest the proceeds of the offering of Units on an interim basis as provided in Section 6.2(a) hereof for a period of up to 24 months after the date of the Partnership's Prospectus; (ix) to reinvest the proceeds of the sale or other realization of a Mortgage if such Mortgage is repaid or sold by the Partnership within five years after the final closing of the sale of Units; (x) to offer and sell the Units to the public directly or through any licensed Affiliate of the General Partners and to employ personnel, agents and dealers for such purpose; (xi) to receive interest from the escrow agent with respect to the Subscription Prices and to cause the first distribution to a Unitholder to include the amount, if any, attributable to such interest on account of subscription payments accepted prior to the initial closing of the sale of Units; (xii) to appoint a transfer agent with respect to the Units; (xiii) to list the Units on the American Stock Exchange or another national securities exchange or to withdraw the Units from such listing and take such actions as they deem appropriate therefor; (xiv) to take such steps as the General Partners determine are advisable or necessary and will not result in any material adverse effect on the economic position of a majority in interest of the Investor Limited Partners and the Unitholders with respect to the Partnership in order to preserve the tax status of the

Partnership as a pass-through entity for federal Income tax purposes, including, without limitation, removing the Units from public trading markets, if they have been listed, causing the Corporate Limited Partner to impose restrictions on transfers of Units or Limited Partner Interests (provided such restrictions on transfers do not cause the Partnership's Assets to be deemed to be "plan assets" with respect to investors which are Qualified Plans); (xv) to take such steps as the General Partners determine are advisable or necessary and will not result in any material adverse effect on the economic position of a majority in interest of the Investor Limited Partners and the Unitholders with respect to the Partnership to restructure the Partnership and its activities to obtain a prohibited transaction exemption from the Department of Labor or to comply with any exemption in final plan asset regulations adopted by the Department of Labor, including, but not limited to, establishing a fixed percentage of Units permitted to be held by Qualified Plans or other tax-exempt investors or discontinuing sales to such entities after a given date, in the event that either the assets of the Partnership constitute "plan assets" for purposes of ERISA or the transactions contemplated hereunder constitute prohibited transactions under ERISA or the Code and an exemption for such transactions is not obtainable from the Department of Labor; (xvi) to take such steps as the General Partners determine are advisable or necessary without the prior Consent of the holders of a majority of the Limited Partner Interests, to restructure the Partnership and its activities, including amending this Agreement, in order to enable the Partnership to qualify as a real estate investment trust or, if possible, as a real estate mortgage investment conduit for federal income tax purposes provided, however, that if the Partnership is so restructured, ratification of such restructuring will be required by the holders of a majority of the Limited Partner Interests; and (xvii) in general to do all things and execute all documents the General Partners shall deem necessary or convenient to accomplish the purposes of the Partnership, or to protect and preserve the Mortgages, to the same extent as if they owned such Mortgages individually. All the powers of the General Partners enumerated above, may be carried out by the General Partners and the Corporate Limited Partner acting on behalf of the Unitholders without any canvassing of or voting by the Unitholders.

         (d) ACCEPTANCE OF UNITHOLDERS. The General Partners' right to accept as Unitholders prospective transferees of Units is set forth in Section 7.2 hereof. The General Partners shall have the right to accept as initial Unitholders such Persons (including the General Partners and their Affiliates) as may acquire at least 250 Units or, in the case of IRAs, Keoghs and Qualified Plans, 100 Units, up to an aggregate of not fewer than 250,000 Units (not including Units purchased by the General Partners and their affiliates) and not more than 15,000,000 Units. Persons desiring to become initial Unitholders shall comply with the subscription procedures established by the General Partners. Every subscription shall be subject to acceptance by the General Partners. If subscriptions are received and accepted respecting not fewer than 250,000 Units (excluding Units subscribed for by the General Partners and their Affiliates), the initial closing of the sale of Units shall occur. The General Partners will accept or reject each subscription for Units within 30 days after they receive it; if rejected, all subscription payments which accompanied such rejected subscription shall be returned to the subscriber within 10 business days. If the Subscriber Signature Page submitted by or on behalf of a prospective investor is incomplete or otherwise defective, and the deficiency is not corrected, the General Partners will reject the subscription approximately 15 days after it was received by the Partnership. If a subscription is rejected by the General Partners due to such a deficiency or for any other reason, the subscription payment (or appropriate portion thereof in the case of a partial acceptance) will be promptly returned to the prospective investor without interest or deduction. No General Partner or Affiliate of a General Partner or any underwriter, dealer or salesman of Units shall directly or indirectly pay or award any finder's fee, commission or other compensation to any Person engaged by a potential Unitholder for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, that this provision shall not prohibit the normal sales commission and sales incentive payable to a registered broker-dealer or other properly licensed Pawn for selling Units. Within 15 days after a successful completion of the minimum offering, the Subscription Prices for such Units shall be contributed in cash to the Partnership, the Corporate Limited Partner shall receive the Limited Partner Interests corresponding to such Units, the assignment to the Unitholders and their contractual rights under Section 7.6(b) hereof with respect to such Units shall commence, and the General Partners shall prepare and file an amendment to the Certificate of Limited Partnership which shall reflect the contribution to the Partnership of the Subscription Price of such Units. Thereafter, Subscription Prices will be contributed to the Partnership as described above until the termination of the offering of the Units. The General Partners shall prepare and file from time to time during the offering of Units, and at least once every 30 days, further amendments to the Certificate of Limited Partnership to reflect the increase of the Capital Contribution of the Corporate Limited Partner on behalf of the Unitholders. Until acceptance of their subscriptions by the General Partners, subscribers will not be Unitholders, but their subscription payments will be held in trust on their behalf and will be returned to the subscribers in the event they are not accepted as Unitholders.

         (e) MAINTENANCE OF NET WORTH. The General Partners shall at all times use their best efforts to maintain their combined net worth at a sufficient level to meet all requirements of the Code under currently applicable regulations of the Treasury Department to permit the Partnership to be classified for federal income tax purposes as a partnership and not as an association taxable as a corporation, and shall, irrespective of such requirements, maintain such net worth on a fair market basis at an amount at least equal to $1,000,000.

         (f) DELEGATION OF POWERS. Each General Partner, while there is more than one, may act on behalf of the Partnership in connection with any particular matter affecting the Partnership, including the authority to execute notes, deeds, mortgages and other instruments. Except as otherwise provided under this Agreement or by law, the General Partners may delete all or any of their duties under this Agreement to any of their own respective partners, officers or employees, and in furtherance of such delegation may elect, employ, contract or deal with any Person (including any General Partner or any Affiliate of a General Partner).

         (g) RELIANCE BY THIRD PARTIES. No Person dealing with the Partnership, or its Mortgages, whether as mortgagee, assignee, purchaser, lessee, grantee or otherwise, shall be required to investigate the authority of the General Partners, or any General Partner purporting to act in behalf of the other General Partners, in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Partnership Mortgages or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Partnership be required to inquire as to whether the approval of the Partners or Unitholders for any such sale, assignment, lease, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority or any other material fact signed by any General Partner, or in accepting any instrument signed by any General Partner in the name and behalf of the Partnership or the General Partners.

         6.2 LIMITATIONS ON THE EXERCISE OF POWERS OF GENERAL PARTNERS. The General Partners shall have no power to take any action prohibited by this Agreement or by the Act. Furthermore, in their administration of the Partnership's affairs, the General Partners shall be subject to the following specific limitations:

         (a) INVESTMENT OBJECTIVES AND POLICIES. The Partnership's Investment in Mortgages shall not be less than eighty-six percent (86%) of the gross proceeds of the Partnership's offering of Units, and Front-End Fees and Expenses payable from such gross proceeds shall not exceed fourteen percent (14%) of such gross proceeds. The Partnership shall invest primarily in Participating Insured Mortgages, but may also invest in Single-Family and Multi-Family MBS, and insured, multi-family mortgage loans. To the extent that the General Partners determine that suitable Participating Insured Mortgages are not available for investment of the proceeds of the offering of Units, the General Partners may, in their sole discretion, invest such portion of said proceeds as they deem appropriate in Other Mortgages. The General Partners shall attempt to structure any borrowings to avoid producing unrelated business taxable income which would obligate a tax-exempt entity holding Units to file a federal income tax return or to pay federal income tax as a result. On an interim basis, the Partnership may invest its funds either in (i) United States Government securities, other United States Government guaranteed money instruments, certificates of deposit of Qualified Banks, bank repurchase agreements with respect to securities of the United States Government or governmental agencies, commercial paper issued by entities with a credit rating equal to one of the top two rating categories of a nationally recognized statistical rating organization, repurchase agreements with respect to MBS guaranteed by GNMA, FNMA or FHLMC issued by financial institutions or corporations having total assets in excess of $500 million, bankers' acceptances, floating rate MBS, short-term debt obligations of FNMA and FHLMC, and similar money market investments, or (ii) shares of public investment companies registered with the Securities and Exchange Commission whose assets exceed $50,000,000 and are invested in the foregoing types of investments and held by an independent custodian. The General Partners shall attempt to manage the Partnership's investments in Mortgages and its interim investments to make sure that the Partnership shall not be deemed an investment company as such term is defined in the Investment Company Act of 1940. The Partnership shall not redeem or repurchase Limited Partnership Interests or Units and shall not underwrite the securities of other issuers.

         (b) SALES OF MORTGAGES FROM OR TO THE GENERAL PARTNERS AND THEIR AFFILIATES. The Partnership shall not purchase or acquire any Mortgage from any General Partner or any Affiliate of any General Partner or any Person in which any General Partner or Affiliate has a material interest including, without limitation, any partnership of which any General Partner or Affiliate of a General Partner is a partner. Notwithstanding the foregoing, the General Partners or their Affiliates may (1) originate mortgages for purchase by the Partnership or (2) purchase a Mortgage in their own name, and assume loans in connection therewith and temporarily hold title thereto for the purpose of facilitating the acquisition of such Mortgage or the borrowing of money for the Partnership, or any other purpose related to the business of the Partnership, provided that (i) such Mortgage is purchased by the Partnership for a Purchase Price (and related cash investment) no greater than the Purchase Price (and related cash investment) in such Mortgage (including, without limitation, equity payments, transfer taxes, financing and closing costs) made or agreed to be made by the General Partners or their Affiliates, except for payment of Acquisition Expenses to the extent permitted by this Agreement, (ii) there is no difference in interest rates of the loans secured by the Mortgage at the time acquired by the General Partners or their Affiliates and the time acquired by the Partnership, and (iii) no other payment directly or indirectly arising out of such transaction is received by, nor any other benefit conferred upon, any General Partner or Affiliate thereof apart from compensation payable by a Borrower to Krupp Mortgage Corporation for services rendered in connection with the origination, servicing or coinsurance of Mortgages which are purchased by the Partnership, subject to the limits on compensation mandated by HUD, GNMA, FNMA or FHLMC or compensation otherwise permitted by this Agreement. The Partnership shall not sell any Mortgage to any General Partner or any Affiliate of a General Partner.

         (c) TRANSACTIONS WITH AFFILIATED BORROWERS. The Partnership may, in the discretion of the General Partners, invest in Participating Insured Mortgages for which the borrower of the underlying mortgage loan is an Affiliated Borrower if the General Partners, at their expense, have previously obtained from an independent and qualified adviser a letter opinion to the effect that such Participating Insured Mortgage is fair and at least as favorable to the Partnership as a loan to an unaffiliated Borrower in similar circumstances, all as required by the North American Securities Administrators Association, Inc. Statement of Policy Regarding Real Estate Programs adopted September 3, 1987, effective January 1, 1988. The General Partners will obtain a similar opinion with respect to any subsequent transaction regarding such a Participating Insured Mortgage.

         (d) LOANS TO OR FROM THE GENERAL PARTNERS AND THEIR AFFILIATES. Except as described in Section 6.2(c) hereof, no loans may be made by the Partnership to any General Partner or any Affiliate of a General Partner. A General Partner or any Affiliate of a General Partner may loan funds to the Partnership but only with interest rates and other finance charges and fees not in excess of the amounts that are charged by unrelated banks on comparable loans for the same purpose in the locality of the property underlying or subject to the Mortgage in connection with which the loan was made, and in no event shall the annual interest rate charged on any such loan exceed by more than 2% the base rate of Bank of New England, N.A., Boston, Massachusetts. In addition, (i) to the extent that the General Partners or their Affiliates shall themselves borrow the funds which they loan to the Partnership, the interest rates and other finance charges charged to the Partnership shall not exceed the corresponding amounts paid by the General Partners or their Affiliates, and (ii) neither any General Partner nor any Affiliate of a General Partner shall make loans to the Partnership with a prepayment charge or penalty which is evidenced or secured by either a first or junior or all-inclusive note or mortgage except to the extent that such prepayment charge or penalty is attributable to an underlying encumbrance. In the event the Partnership utilizes any all-inclusive (or "wrap-around") note issued by the Partnership to the General Partners or an Affiliate thereof, said note shall provide that the Partnership shall receive credit on its obligations under said note for payments made by the Partnership directly on the underlying encumbrance and that a bank, escrow company or other paying agent shall collect payments (other than any initial payment of prepaid interest or loan points not to be applied to the underlying encumbrance) on the all-inclusive note and make disbursements therefrom to the holder of the underlying encumbrance prior to making any disbursement to the holder of the all-inclusive note or, in the alternative, all payments on the all-inclusive note and underlying notes shall be made directly by the Partnership. In addition, no General Partner or Affiliate of a General Partner shall receive interest on the amount of the underlying encumbrance included in any all-inclusive note in excess of that payable to the lender on that underlying encumbrance.

         (e) EXCHANGE OF INTERESTS FOR MORTGAGES. The Partnership shall not acquire any Mortgage in exchange for Interests in the Partnership.

         (f) JOINT VENTURE INVESTMENTS. The Partnership shall not make investments in the limited partner interests of any other program, or enter into any joint venture which owns a particular Mortgage except with a partnership sponsored by the General Partners or their Affiliates, or with any other non-affiliated Person deemed suitable by the General Partners. The Partnership may enter into a joint venture with a Joint Venture Partner only if the Partnership acquires a controlling interest in any such venture, unless such joint venture is with another partnership sponsored by the General Partners or their Affiliates as described below. For purposes hereof, the Partnership shall be deemed to have a "controlling interest" in such venture if the Partnership holds an interest of not less than 50% in the capital and profits of the venture and the joint venture agreement or related documents grants to the Partnership the joint right to make or participate in basic management decisions concerning the sale, leasing, refinancing or other realization of the Mortgage. The Partnership may not enter into a joint venture or partnership with any other partnership sponsored by the General Partners or their Affiliates unless (i) the Joint Venture Partner shares similar investment objectives and management compensation provisions to those of the Partnership; and (ii) the investments by the Partnership and such affiliated partnership are on substantially the same terms and conditions. If the Joint Venture Partner is an Affiliate of the Partnership, in the event of a proposed sale of the Mortgage held by the joint venture initiated by either Joint Venture Partner, the Partnership must have a right of first refusal to purchase the other party's interest. The General Partners, in their capacity as managers of the Partnership, shall not do, or cause a joint venture to do, any act which would not be permitted hereunder if title to the Mortgage held by such joint venture were held directly by the Partnership, and no joint venture shall be entered into by the Partnership which involves the payment of duplicative management or other fees or which would have the effect of circumventing any of the restrictions on and prohibitions of transactions involving conflicts of interest contained herein. The General Partners may permit one or more Joint Venture Partners (other than Affiliates) to acquire or retain an equity interest in any joint venture which owns a particular Mortgage for any consideration deemed appropriate and fair by the General Partners under the circumstances including the contribution of an equity interest in property, a right to purchase property, cash or other property. The Partnership may permit any Person deemed suitable by the General Partners, which may include without limitation a partnership sponsored by the General Partners or their Affiliates, to acquire MBS which represent interests in mortgage loans that also underlie Mortgages held by the Partnership. Should another Person acquire an interest in an MBS backed by a property with respect to which the Partnership holds a Participating Insured Mortgage, the Partnership may grant such other Person an interest in the current income stream and/or the residual value of such property.

         (g) LIMITATIONS ON INVESTMENTS IN OTHER MORTGAGES. To the extent the Partnership invests in Other Mortgages, the following restrictions shall apply with respect to such Other Mortgages only: (i) the Partnership will not invest in Other Mortgages on any one underlying property which would exceed, in the aggregate, an amount equal to 20% of the Capital Contributions of the Limited Partners; (ii) the Partnership will not invest in Other Mortgages to or from any one Borrower which would exceed, in the aggregate, an amount greater than 20% of the Capital Contributions of the Limited Partners; (iii) the Partnership shall not invest in real estate contracts of sale otherwise known as land sale contracts, unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title; (iv) the Partnership shall not invest in Other Mortgages on any unimproved real property in an amount in excess of 25% of the Capital Contributions of the Limited Partners; (v) the Partnership shall not invest in Other Mortgages on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the mortgage loans of the Partnership, would exceed an amount equal to 85% of the appraised value of the property as determined by an independent appraisal unless substantial justification exists because of the presence of other underwriting criteria; and
(vi) the Partnership may borrow money to the extent necessary to prevent defaults under existing loans, as when the Partnership has taken over the operation of property and there is a need for additional capital. The limitations contained in this Section 6.2(g) shall not apply to investments in Participating Insured Mortgages or other MBS.

         6.3 LIABILITY FOR ACTS OR OMISSIONS AND INDEMNIFICATION. No General Partner or Affiliate of a General Partner performing services on behalf of the Partnership shall be liable, responsible or accountable in damages to any of the Partners, Unitholders or the Partnership for any act or omission of any General Partner in good faith on behalf of the Partnership and within the scope of the authority granted to the General Partners by this Agreement and in the best interests of the Partnership, except for acts or omissions constituting negligence, misconduct or breach of fiduciary duty. The General Partners and their respective Affiliates performing services within the scope of the General Partners' duties shall be entitled to indemnity from the Partnership for any loss, damage, or claim by reason of any act or omission performed or omitted by the General Partners or such Affiliates in good faith on behalf of the Partnership and within the scope of the authority granted to the General Partners by this Agreement and in the best interests of the Partnership, except that they shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by reason of negligence, misconduct, or breach of fiduciary duty. Any indemnity under this Section shall be provided out of and to the extent of Partnership assets only, and no Partner or affiliate of any Partner shall have or incur any personal liability on account thereof. In no event shall the Partnership assume the cost of any portion of liability insurance which would insure the General Partners or any of their Affiliates for any liability as to which the General Partners or their Affiliates are prohibited from being indemnified by the Partnership.

         The Partnership shall not advance any funds to any General Partner or Affiliate of a General Partner for legal expenses and other costs incurred as a result of any legal action initiated against such General Partner or its Affiliates by any Investor Limited Partner or Unitholder of the Partnership. Notwithstanding the foregoing, the Partnership may provide such advances to the General Partners or their Affiliates for legal expenses and other costs incurred as a result of legal action if the following three conditions are satisfied: (i) the legal action relates to the performance of duties or services by the General Partners or their Affiliates on behalf of the Partnership, (ii) the legal action is initiated by a third party who is not an Investor Limited Partner or Unitholder of the Partnership, and (iii) the General Partners or their Affiliates undertake to repay the advanced funds to the Partnership in cases in which they would not be entitled to indemnification.

         Notwithstanding the foregoing, neither the General Partners nor any of their respective Affiliates nor any broker-dealer shall be indemnified by the Partnership for liabilities arising under federal and state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, and a court approves indemnification of litigation costs, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and a court approves indemnification of litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, the Tennessee Securities Division and the State Securities Commissioners with respect to the issue of indemnification for securities law violations.

         6.4 COMPENSATION OF THE GENERAL PARTNERS AND THEIR AFFILIATES. The General Partners and their Affiliates shall be entitled to receive from the Partnership the following amounts in addition to distributions made to them pursuant to Section 8 hereof:

         (a) The Partnership is authorized to enter into a Sales Agent Agreement with Krupp Securities Corporation under which Krupp Securities Corporation shall agree to act as managing underwriter for the offering of Units made pursuant to
Section 6.1(d) hereof. Krupp Securities Corporation will in turn enter into Selected Dealer Agreements with participating selected dealers. Pursuant to the Sales Agent Agreement and the Selected Dealer Agreements, Krupp Securities Corporation or the participating selected dealers, as the case may be, shall be entitled to receive out of the gross proceeds of such offering the following compensation: (1) a sales commission of up to a maximum of $35 (3.5%) per $1,000 of Units sold and (2) an accountable reimbursement of due diligence expenses incurred by prospective selected dealers up to a maximum of $5 (1/2%) per $1,000 of Units sold. The Partnership in its sole discretion may also pay up to a maximum of 1.0% of the gross proceeds of its offering as a non-accountable allowance (the "Non-Accountable Allowance") to the participating selected dealers for their underwriting, legal and marketing expenses.

         (b) For services rendered in connection with the acquisition of Mortgages by the Partnership, the Partnership shall pay to the General Partners or their Affiliates at the initial closing and each closing thereafter of the sale of Units an Acquisition Fee of 2.9% of the gross proceeds of the offering of Units. Such Acquisition Fee will be reduced, however, to the extent of any amounts paid to non-affiliated Originators by the Borrowers of the loans secured by such Mortgages as part of the origination fee in recognition of the participation feature of the Participating Insured Mortgages which non-affiliated Originators collect and pay over to the General Partners. In addition, the Partnership shall reimburse the General Partners and their Affiliates for accountable Acquisition Expenses incurred up to 0.5% of the gross proceeds of the offering of Units and will pay the General Partners and their Affiliates a non-accountable Acquisition Expense allowance of 1.5% of the gross proceeds of the offering. In the event that any other fee or commission is incurred by the Partnership in connection with the selection or purchase of any Mortgage by the Partnership, whether designated as a commission, acquisition fee, finder's fee, selection fee, consulting fee or any fee of similar nature however designated and however treated for tax or accounting purposes, it shall be paid by the General Partners and their Affiliates out of the Acquisition Fee.

         (c) For services to be rendered in connection with the servicing of the participation features of the Participating Insured Mortgages throughout their term and upon their sale or other realization, the Partnership shall prepay the General Partners or their Affiliates at the initial closing and each closing thereafter a Participation Servicing Fee equal to 1.6% of the gross proceeds of the offering of Units.

         (d) For services rendered in managing the business of the Partnership, the Partnership shall pay to the General Partners or their Affiliates, subject to the provisions of Section 6.4(f) hereof, an Asset Management Fee equal to 0.75% per annum of the value of the Total Invested Assets of the Partnership, payable quarterly.

         (e) For services rendered in managing the business of the Partnership, the Partnership shall pay to the General Partners or their Affiliates, subject to the provisions of Section 6.4(f) hereof, an Incentive Management Fee in an amount equal to 0.3% per annum of the Partnership's Total Invested Assets, but payment of such Fee will be subordinated to the extent necessary for the Unitholders and Investor Limited Partners to receive under Section 8.2 an amount for such year equal to an 11% non-cumulative annual return on their Invested Capital.

         (f) The total fees payable to the General Partners or their Affiliates under Sections 6.4(d) and 6.4(e) hereof shall not exceed 9% of Distributable Cash Flow, except that, such total fees may be increased proportionately to the extent that the Partnership's Investment in Mortgages exceeds 86% of the gross proceeds of the Partnership's offering, but such total fees shall in no event exceed 10% of Distributable Cash Flow and may only exceed 10% of Distributable Cash Flow in any fiscal year to the extent that such 10% cap was not met in prior fiscal years.

         (g) Subject to the provisions of Section 12.4 hereof, the Partnership shall reimburse the General Partners and their Affiliates for certain expenses incurred in connection with the organization and operation of the Partnership, the offering of Units and the acquisition and disposition of Mortgages.

         (h) Neither the General Partners nor their Affiliates shall be reimbursed by the Partnership for services for which they are being compensated by way of fees described in Subsections 6.4(d) and (e) above. However, the fees described in such Subsections are not compensation for the costs of those certain administrative functions for which the General Partners or their Affiliates are entitled to reimbursement pursuant to Section 12.4 hereof, nor are any of the fees described in this Section 6.4 compensation for the fees payable by Borrowers to Krupp Mortgage Corporation for services rendered in connection with the origination, servicing or coinsurance of Mortgages purchased by the Partnership subject to the limits on compensation mandated by HUD, GNMA, FNMA, or FHLMC.

         6.5 OTHER INTERESTS OF THE GENERAL PARTNERS AND THEIR AFFILIATES. Any General Partner and any Affiliate of a General Partner may engage in or possess an interest in other business ventures (unconnected with the Partnership) of every kind and description, independently or with others including, but not limited to, serving as general partners of other partnerships, participating in all aspects of the Mortgage markets, which shall include, without limitation, acquisition, origination, ownership, syndication and disposition of Mortgages, and participating in the real estate business in all of its phases, which shall include, without limitation, ownership, operation, financing, construction, management, syndication and development of real property and which may include properties competitive with a property underlying any Mortgage. The General Partners will devote such time to the affairs of the Partnership and each other such partnership as they, within their sole discretion, deem necessary for the proper performance of their duties. Neither the Partnership , the Limited Partners nor the Unitholders (except for the General Partners and their Affiliates) shall have any rights in and to such independent ventures or the income or profits therefrom by reason of the General Partners' position with the Partnership. Once a good faith determination has been made that an investment opportunity is not suitable for the Partnership, the General Partners and their Affiliates shall have the right to take for their own account or to recommend to others any such particular investment opportunity. While the Partnership has available uncommitted funds to invest in additional Mortgages, the General Partners shall not commit any Mortgage for investment to their own account or to any non-specified Mortgage partnership subsequently sponsored by the General Partners or their Affiliates unless the General Partners determine that such Mortgage would not be a suitable investment for the Partnership or that the Partnership then has insufficient funds to make such investment. The General Partners shall make such determination on the basis of the investment policies and objectives set forth in Section 6.2(a) hereof. Subject to the other provisions of this Agreement, the Partnership may employ or transact business with any Person, notwithstanding the fact that any Partner or Unitholder or any of his Affiliates may have (or have had) an interest in or connection with such Person, and neither the Partnership, the other Partners nor the Unitholders shall have any rights by virtue of this Agreement in or to any income or profits derived therefrom. Nothing herein shall be deemed to diminish the General Partners' overriding fiduciary obligation to the Partnership or to act as a waiver of any right or remedy the Partnership or other Partners or Unitholders may have in the event of a breach by a General Partner of such obligation.

         6.6 OTHER TRANSACTIONS INVOLVING THE GENERAL PARTNERS AND THEIR AFFILIATES. Except as specifically permitted in Sections 6.2(c), 6.4 and 12.4 hereof and other Sections of this Agreement, the General Partners are Prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with any General Partner or any Affiliate of any General Partner. Such prohibition shall include, without limitation, the following: (a) neither a General Partner nor any such Affiliate shall be given an exclusive right to sell or exclusive employment to sell Mortgages for the Partnership; and (b) neither the General Partner nor any such Affiliate shall receive directly or indirectly a commission or fee (but may receive reimbursements of expenses incurred) in connection with the reinvestment of the proceeds of the sale. In addition, in connection with any property management or other agreement entered into by the Partnership with any General Partner or any Affiliate of the General Partner, no rebates or "give-ups" may be received by a General Partner or any such Affiliate, nor may the General Partner or any such Affiliate participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of this Agreement.

         Section 7. LIMITED PARTNERS AND UNITHOLDERS; CORPORATE LIMITED PARTNER; DEPOSITARY RECEIPTS.

         7.1 CLASSES OF LIMITED PARTNERS AND UNITHOLDERS. There shall be one class of Limited Partner Interests held by the Corporate Limited Partner and, under certain circumstances, by Unitholders who become Investor Limited Partners. Subject to the provisions of Section 9 of this Agreement, a Withdrawn General Partner, or his estate or legal representatives, may also be treated as a Limited Partner (but not as an Investor or Corporate Limited Partner) in respect of any Interest formerly held as a General Partner in the manner specified in Section 9.3(b) hereof.

         7.2 TRANSFERABILITY OF UNITS. The General Partners' right to accept initial subscribers as Unitholders is set forth in Section 6.1 hereof. Each prospective transferee of a Unit may be accepted by the General Partners as a Unitholder if such transferee provides the General Partners with (i) information, including name, address, status as a tax-exempt entity or non-United States person, such information as may be necessary or appropriate to determine suitability under applicable securities laws, and such other information as the General Partners may request, and (2) a fee of not more than $10.00 (not including related brokerage commissions) to reimburse the Partnership for its costs respecting the transfer. The General Partners, in their sole discretion, may waive the transfer fee as necessary to comply with the listing requirements of the American Stock Exchange or another exchange if the Units are listed. The General Partners will use their best efforts to accept or reject a prospective transferee as a Unitholder within the same month as they receive such information. If a prospective transferee is not accepted by the General Partners, such prospective transferee shall have no right to any distributions or allocations of the Partnership and shall have no other rights, obligations or duties under this Agreement with respect to the Partnership.

         The General Partners shall accept a prospective transferee unless a transfer restriction applies. The General Partners shall reject a prospective transferee if any of the following transfer restrictions applies. Notwithstanding the foregoing, the General Partners may, in their sole discretion, waive the restrictions on transfer in clauses (a), (b), (c), (d) and/or (f) if necessary in order to comply with the listing requirements of the American Stock Exchange or another exchange if the Units are listed or to avoid causing the assets of the Partnership to be "plan assets."

         (a) The prospective transferee is not suitable under applicable federal or state securities laws;

         (b) The prospective transferee is not a "United States person" within the meaning of Section 7701(a)(30) of the Code, unless the General Partners determine that such transfers would not impose unduly burdensome reporting or withholding requirements on the Partnership;

         (c) The transfer would cause the assets of the Partnership to be "plan assets" or the transactions contemplated hereunder to be prohibited transactions under ERISA or the Code;

         (d) The transfer is a transfer of fewer than 100 Units, except for transfer by will or intestacy upon the death of the transferor or by operation of law, or unless the transferor owns fewer than 100 Units, in which case the transferor may transfer all of such Units; or

         (e) The transfer would cause the Partnership to terminate under Section 708 of the Code.

         (f) If (1) in the opinion of Counsel to the Partnership, the transfer would cause the Partnership to lose its status as a partnership under the Code or would result in a termination of its taxable year or (2) in the good faith determination of the General Partners (i) the transfer might result in a change in the status of the Partnership to a publicly traded partnership within the meaning of Section 7704 of the Code, and
(ii) such status would have a material adverse impact on the Unitholders. (The General Partners shall incur no liability to the Unitholders or Limited Partners as a result of any such good faith determination.)

         The General Partners may impose additional transfer restrictions in accordance with Section 6.1(c) hereof. Transfers of Units shall be effective on the date of acceptance by the General Partners.

         7.3 ABSENCE OF CONTROL OVER PARTNERSHIP BUSINESS. The Limited Partners and Unitholders hereby consent to the exercise by the General Partners of the powers conferred on them by this Agreement. No Limited Partner or Unitholder (except one who may also be a General Partner, and then only in his capacity as General Partner) shall participate in or have any control over the Partnership business or have any right or authority to act for or to bind the Partnership. No Limited Partner or Unitholder shall have the right to have the Partnership dissolved and liquidated or to have his Capital Contribution returned except as provided in this Agreement.

         7.4 LIMITED LIABILITY. The liability of each Limited Partner in his capacity as a Limited Partner shall be limited to the amount of his Capital Contribution, and the liability of each Unitholder in his capacity as a Unitholder shall be limited to the amount of his Subscription Price described in
Section 5.2 hereof. No Limited Partner, in his capacity as Limited Partner, and no Unitholder, in his capacity as Unitholder, shall have any further obligations to the Partnership or be required to contribute any capital or loan any funds to the Partnership; provided, however, that nothing herein shall relieve the Limited Partners or Unitholders of any liability imposed under law, including but not limited to their liability under the Massachusetts Uniform Limited Partnership Act for the amount of returned Capital Contributions to the extent necessary to discharge the Partnership's liabilities to creditors who extend credit to the Partnership during the period the Capital Contribution was held by the Partnership. Each Unitholder assumes and agrees to pay or to reimburse the Corporate Limited Partner with respect to any such liability of the Corporate Limited Partner with respect to the Limited Partner Interests corresponding to his or its Units.

         Notwithstanding the above or Section 7.6(d) hereof, no Unitholder in his capacity as Unitholder shall be liable for acts of the Corporate Limited Partner which constitute participation in the control of the Partnership under the Massachusetts Uniform Limited Partnership Act unless such acts were authorized by the Unitholders.

         7.5 ADMISSION OF INVESTOR AND SUBSTITUTE LIMITED PARTNERS. The General Partners shall prepare and file from time to time after the initial offering of Units, amendments to the Certificate of Limited Partnership to admit Investor Limited Partners and Substitute Limited Partners pursuant to Sections 7.6(h) and 10 hereof. Such amendments shall be filed not less frequently than quarterly unless no exchanges or substitutions pursuant to Sections 7.6(h) and 10 have occurred in that quarter.

         7.6 RELATIONSHIP BETWEEN CORPORATE LIMITED PARTNER AND UNITHOLDERS; DEPOSITARY RECEIPTS.

         (a) ISSUANCE OF UNITS. Upon the contribution of the Subscription Price for a Unit to the capital of the Partnership under Sections 5.2 and 6.1(d) hereof, the Corporate Limited Partner shall receive the Limited Partner Interest corresponding to such Unit, the assignment to the Unitholder and his contractual rights under Section 7.6(b) hereof shall commence, the Units will be deemed deposited by the Unitholders with the Depositary. The Corporate Limited Partner shall act as Depositary with respect to all Units. By subscribing for a Unit and by the General Partners' acceptance of such subscription, a Unitholder shall be deemed to have assented to all the terms and conditions of this Agreement. Unitholders may obtain a Certificate of Depositary Receipt evidencing their interest in the Partnership upon payment of a fee of $2.00 per Certificate.

         (b) ASSIGNMENT AND COVENANT BY CORPORATE LIMITED PARTNER. The Corporate Limited Partner, by the execution of this Agreement, irrevocably transfers and assigns, to the extent permitted by the Massachusetts Uniform Limited Partnership Act, to the Unitholders all of the Corporate Limited Partner's rights and interest in and to the Limited Partner Interests corresponding to the Units, including the right to distributions, including liquidating distributions of the Partnership, as of the time of release to the Partnership of the Subscription Price for each such Unit. At the same time, the Corporate Limited Partner, by the execution of this Agreement, agrees and covenants that it will exercise any other rights with respect to each Limited Partner Interest solely in favor of, in the interest of, and at the direction of the Unitholder whose Unit corresponds to such Limited Partner Interest. The Corporate Limited Partner shall remain a Limited Partner of the Partnership with respect to the Limited Partner Interests corresponding to the Units, notwithstanding the assignment of its rights and interests under this Section 7.6(b). The Corporate Limited Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Unitholders, whether or not in the Corporate Limited Partner's possession or control, and the Corporate Limited Partner shall not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Unitholders. In addition, the Unitholders shall not be permitted to contract away the fiduciary duty owed to the Unitholders by the Corporate Limited Partner under the common law of agency.

         (c) CONSENT TO ASSIGNMENT AND COVENANT. The General Partners, by the execution of this Agreement, irrevocably consent to and acknowledge that (1) the foregoing assignment and covenant by the Corporate Limited Partner to the Unitholders with respect to the Corporate Limited Partner's rights and interest in the Limited Partner Interests corresponding to the Units as described above is effective and (2) the Unitholders are intended to be assignees of record and third party beneficiaries of all rights and privileges of the Corporate Limited Partner in respect of the Limited Partner Interests corresponding to their Units. The General Partners covenant and agree that, in accordance with the foregoing assignment and convenant of the Corporate Limited Partner, all the Corporate Limited Partner's rights and privileges in respect of the underlying Limited Partner Interests may be exercised by the Unitholders on an Interest-by-Interest basis or, if not permitted to be exercised by the Unitholders under

Massachusetts law, then by the Corporate Limited Partner on an Interest-by-Interest basis as provided by Section 7.6(e) hereof.

         (d) NO LIABILITY OF CORPORATE LIMITED PARTNER. The Corporate Limited Partner shall not be liable to any Unitholder for any action or nonaction by it taken or omitted: (i) in good faith and without negligence or misconduct and (2) in reliance upon advice, written notice, request or direction from a Unitholders believed by it to be genuine and to have been signed or presented by the proper person or persons. The Unitholders and Investor Limited Partners except to the extent set forth in Section 6.3 hereof and not the Corporate Limited Partner shall be liable to the Partnership or any third party for any obligations for which limited partners are liable under this Agreement or applicable law in accordance with Section 7.4, and each Unitholder assumes, and agrees to pay or to reimburse the Corporate Limited Partner with respect to, any such liability applicable to his Unit for which such Corporate Limited Partner would be entitled to indemnification under Section 6.3 hereof.

         (e) VOTING. In the event that the Unitholders are not permitted to exercise any voting or similar rights in the Partnership directly, the Corporate Limited Partner shall canvass the preferences of all Unitholders on all matters submitted to a vote of the Limited Partners, and the Corporate Limited Partner shall vote each underlying Limited Partner Interest only in accordance with the directions of the Unitholder whose Unit corresponds to such Interest, with each Unit (and, therefore, each Limited Partner Interest) entitled to one vote. The Corporate Limited Partner shall only vote the Limited Partner Interests held by it in accordance with, and to the extent of, written instructions received from the Unitholders. All voting shall be conducted in accordance with Section 13 hereof.

         (f) CALLING MEETINGS. Unitholders, individually or collectively with Investor Limited Partners, owning directly or indirectly 10% or more of the outstanding Limited Partner Interests, may exercise the rights of Limited Partners to call a meeting by written notice to the Corporate Limited Partner and the General Partners. Within ten business days after receipt of such notice, the Corporate Limited Partner shall request a meeting in accordance with the procedures set forth in Section 13.1 hereof.

         (g) ALLOCATIONS AND DISTRIBUTIONS. The portion of Profits or Losses for Tax Purposes and distributions which shall be credited to the account of the Corporate Limited Partner for the benefit of Unitholders shall be allocated and apportioned among the Unitholders in the same manner as Profits or Losses for Tax Purposes and distributions are allocated and apportioned among Limited Partners with respect to the underlying Limited Partner Interests in Section 8 of this Agreement.

         (h) EXCHANGE OF UNITS FOR LIMITED PARTNER INTERESTS. Any Unitholder who desires to exchange all of his Units for Limited Partner Interests may do so by delivering to the Partnership applications (which are available upon request from the Partnership), and the payment of a fee of the lesser of $50.00 or actual costs per transaction, for legal and administrative costs and filing fees. The effective date of any such exchange shall be the first day of the month following the date as of which the General Partners file an amendment to the Certificate of Limited Partnership listing the name of such Unitholder as an Investor Limited Partner. Such an amendment shall be filed no later than 15 days after the completion of any fiscal quarter of the Partnership in which a Unit is exchanged for a Limited Partner Interest. Persons who effect such conversion will receive one Limited Partner Interest for each Unit they exchange and will not be able to re-exchange Limited Partner Interests for Units. Units which have been converted into Limited Partner Interests will be cancelled and will not be reissued. If Units shall be exchanged for Limited Partner Interests as a result of a requirement imposed by the General Partners under Section 6.1(c) hereof or by applicable law, there shall be no fee charged by the Partnership with respect to the transaction.

         Section 8. ALLOCATIONS AND DISTRIBUTIONS.

         8.1 ALLOCATIONS OF PROFITS OR LOSSES FOR TAX PURPOSES.

         (a) OPERATING PROFITS OR LOSSES. Prior to the initial closing of the sale of Units, the Profits or Losses for Tax Purposes of the Partnership, and any other items not otherwise specifically allocated under this Section 8.1, shall be allocated to the Corporate Limited Partner and the General Partners in proportion to their respective Capital Contributions. Commencing with the date of the initial closing of the sale of Units, the Profits or Losses for Tax Purposes, and any other items not otherwise specifically allocated under this
Section 8.1, of the Partnership, other than Profits or Losses of the Partnership arising from a Capital Transaction and the Terminating Capital Transaction, for each fiscal year (or portion thereof) shall be determined as of the end of such fiscal year, or portion thereof, and allocated ninety-seven percent (97%) to the class comprised of the Limited Partners, and three percent (3%) to the class comprised of the General Partners.

         (b) PROFITS FOR TAX PURPOSES FROM A CAPITAL TRANSACTION. The Profits for Tax Purposes of the Partnership arising from a Capital Transaction shall be allocated as follows:

         FIRST, to the class comprised of the Limited Partners to the extent of cash distributions pursuant to Section 8.3(a) FIRST attributable to the return of Invested Capital;

         SECOND, to the class comprised of the General Partners to the extent of cash distributions pursuant to Section 8.3(a) SECOND attributable to the return of Invested Capital;

         THIRD, to the class comprised of the Limited Partners and to the class comprised of the General Partners to the extent of cash distributions pursuant to Section 8.3(a) THIRD;

         FOURTH, to the class comprised of the General Partners to the extent of cash distributions to the class comprised of the General Partners pursuant to
Section 8.3(a) FOURTH; and

         FIFTH, any remaining Profits for Tax Purposes shall be allocated ninety-six percent (96%) to the class comprised of the Limited Partners and four percent (4%) to the class comprised of the General Partners.

         (c) PROFITS FOR TAX PURPOSES FROM THE TERMINATING CAPITAL TRANSACTION. The Profits for Tax Purposes arising from the Terminating Capital Transaction and the winding up of the affairs of the Partnership shall be allocated among the Partners (treating the classes comprised of the Limited Partners and the General Partners as separate classes for such allocation) as follows:

         FIRST, to each class of Partners (without preference over the other class of Partners) in the amount as to each class equal to (or if less than, in proportion to) the aggregate of the then negative balances (if any) in the Capital Accounts of the Partners of such class;

         SECOND, to the class comprised of the Limited Partners until the aggregate of the positive balances in the Capital Accounts of the Partners of such class is equal to its Invested Capital;

         THIRD, to the class comprised of the General Partners until the aggregate of the positive balances in the Capital Accounts of the Partners of such class is equal to its Invested Capital;

         FOURTH, ninety-nine percent (99%) to the class comprised of the Limited Partners and one percent (1%) to the class comprised of the General Partners until the class comprised of the Limited Partners has been allocated an amount of Profits equal to the Cumulative Return on Invested Capital less the sum of
(i) all amounts of cash whenever distributed to such class pursuant to Section
8.2 and (ii) all amounts of cash whenever distributed to such class pursuant to
Section 8.3(a) THIRD;

         FIFTH, to the class comprised of the General Partners until such class has been allocated an amount of Profits such that the sum of such amount and all amounts of Profits whenever allocated pursuant to Section 8.1(b) THIRD and FOURTH and Section 8.1(c) FOURTH equals four percent (4%) of all amounts whenever distributed of the Net Cash Proceeds of the Terminating Capital Transaction and all other Capital Transactions whenever occurring; and

         SIXTH, any remaining Profits shall be allocated ninety-six percent (96%) to the class comprised of the Limited Partners and four percent (4%) to the class comprised of the General Partners.

         (d) LOSSES FOR TAX PURPOSES FROM A CAPITAL TRANSACTION. All Losses for Tax Purposes attributable to a Capital Transaction shall be allocated ninety-seven percent (97%) to the class comprised of the Limited Partners and three percent (3%) to the class comprised of the General Partners.

         (e) LOSSES FOR TAX PURPOSES FROM THE TERMINATING CAPITAL TRANSACTION. Losses for Tax Purposes attributable to the Terminating Capital Transaction and the winding-up of the affairs of the Partnership shall be allocated to the Partners to the extent of, and any excess in proportion to, the positive balances in their Capital Accounts (adjusted as though the Partnership's fiscal year ended immediately prior to the event giving rise to such Losses).

         (f) ONE PERCENT INTEREST OF GENERAL PARTNERS. Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, the interests of all of the General Partners, taken together, in each item of Partnership income, gain, loss, deduction, or credit will be equal to at least one percent (1%) of each of those items at all times during the existence of the Partnership. In determining the interests of the General Partners in those items, any Limited Partner Interests owned by the General Partners shall not be taken into account.

         (g) QUALIFIED INCOME OFFSET. Notwithstanding anything in Section 8.1(a) to the contrary, if, at the end of any taxable year, any Partner has a negative Capital Account (beyond the amount of such negative Capital Account such Partner is required to restore to the Partnership) as a result of (a) allocations of loss or deduction (other than those attributable to nonrecourse debt of the Partnership) to such Partner pursuant to Code section 706(d) or Treasury Department Regulations section 1.751-(b)(2)(ii) or (b) distributions to such Partner, which allocations or distributions could not reasonably have been expected to occur as of the end of the prior taxable year (such negative Capital Account referred to hereafter as a "Qualified Income Offset Account"), then items of income and gain shall be allocated to such Partner (or among all Partners in proportion to their respective Qualified Income Offset Accounts) to the extent of such Qualified Income Offset Account as quickly as possible. The allocation set forth herein (the "Regulatory Allocation") is intended to comply with certain requirements of Regulations Section 1.704-1(b). Notwithstanding any other provisions of this Section 8 (other than the Regulatory Allocation), the Regulatory Allocation shall be taken into account in allocating other Profits for Tax Purposes, Losses for Tax Purposes and items of income, gain, loss and deduction among the Partners and Unitholders so that, to the extent possible, the net amount of such allocations of other Profits for Tax Purposes, Losses for Tax Purposes and the other items and the Regulatory Allocation to each Partner or Unitholder shall be equal to the net amount that would have been allocated to such Partner or Unitholder if the Regulatory Allocation had not occurred.

         (h) INTEREST ON SUBSCRIPTION PRICES. Notwithstanding anything in
Section 8.1(a) to the contrary, interest income of the Partnership with respect to Subscription Prices for Units on account of the period of time prior to the initial closing of the sale of Units shall be allocated to each Unit in the same amount as the portion of Distributable Cash Flow, if any, to be distributed with respect to such Unit attributable to the receipt by the Partnership of such interest with respect to such Subscription Price.

         8.2 DISTRIBUTABLE CASH FLOW.

         Distributable Cash Flow of the Partnership shall be distributed ninety-seven percent (97%) to the class comprised of the Limited Partners and three percent (3%) to the class comprised of the General Partners, except that a portion of Distributable Cash Flow shall be distributed with respect to each Unit in the amount, if any, equivalent to the interest received by the Partnership net of escrow expense with respect to the Subscription Price for such Unit on account of the period of time prior to the initial closing of the sale of Units.

         8.3 PROCEEDS OF CAPITAL TRANSACTIONS AND THE TERMINATING CAPITAL TRANSACTION.

         (a) CAPITAL TRANSACTION PROCEEDS. Net Cash Proceeds of a Capital Transaction other than the Terminating Capital Transaction shall be distributed as follows:

         FIRST, to the class comprised of the Limited Partners until such class has received a return of its total Invested Capital;

         SECOND, to the class comprised of the General Partners until such class has received a return of its total Invested Capital;

         THIRD, ninety-nine-percent (99%) to the class comprised of the Limited Partners and one percent (1%) to the class comprised of the General Partners until the class comprised of the Limited Partners has received an amount equal to the Cumulative Return on Invested Capital less the sum of (i) all amounts of cash whenever distributed to such class pursuant to Section 8.2, and (ii) all amounts of cash whenever distributed to such class pursuant to this Section 8.3(a) THIRD (which distributions were made due to a prior Capital Transaction);

         FOURTH, to the class comprised of the General Partners until such class has received an amount such that the sum of such amount and all amounts of cash whenever distributed to such class previously distributed pursuant to Section 8.3(a) THIRD and FOURTH equals four percent (4%) of all amounts whenever distributed of the Net Cash Proceeds of the current and all prior Capital Transactions; and

         FIFTH, any remaining Net Cash Proceeds shall be distributed ninety-six percent (96%) to the class comprised of the Limited Partners and four percent (4%) to the class comprised of the General Partners.

         (b) TERMINATING CAPITAL TRANSACTION PROCEEDS. Net Cash Proceeds of the Terminating Capital Transaction and the winding up of the affairs of the Partnership shall be distributed as follows:

         FIRST, to each class of Partners in the amount as to each class equal to (or if less than, in proportion to) the aggregate of the then positive balances (if any) in the Capital Accounts of the Partners of such class;

         SECOND, to the class comprised of the Limited Partners until such class has received a return of its total Invested Capital;

         THIRD, to the class comprised of the General Partners until such class has received a return of its total Invested Capital;

         FOURTH, ninety-nine percent (99%) to the class comprised of the Limited Partners and one percent (1%) to the class comprised of the General Partners until the class comprised of the Limited Partners has received an amount equal to the Cumulative Return on Invested Capital less the sum of (i) all amounts of cash whenever distributed to such class pursuant to Section 8.2, and (ii) all amounts of cash whenever distributed to such class pursuant to Section 8.3(a) THIRD;

         FIFTH, to the class comprised of the General Partners until such class has received an amount such that the sum of such amount and all amounts of cash whenever distributed to such class pursuant to Section 8.3(a) THIRD and FOURTH and Section 8.3(b) FOURTH equals four percent (4%) of all amounts whenever distributed of the Net Cash Proceeds of the Terminating Capital Transaction and all other Capital Transactions whenever occurring; and

         SIXTH, any remaining Net Cash Proceeds shall be distributed ninety-six percent (96%) to the class comprised of the Limited Partners and four percent (4%) to the class comprised of the General Partners.

         8.4 SPECIAL PROVISIONS FOR ALLOCATIONS AND DISTRIBUTIONS.

         (a) Subject to the provisions of Sections 8.4(d) and 8.4(e) hereof, and to allocation (if any) to Partners in accordance with their respective Capital Accounts of Profits and Net Cash Proceeds from the Terminating Capital Transaction pursuant to Sections 8.1(c) FIRST and 8.3(b) FIRST, all Profits or Losses for Tax Purposes of the Partnership allocated to, and distributions of cash made to, the classes of Partners consisting of the Limited Partners and the General Partners shall be allocated among the respective members of such classes as follows: (1) among the Limited Partners, in proportion to their respective number of Interests, and (2) to the General Partners, in proportion to their respective Invested Capital.

         (b) All Profits or Losses for Tax Purposes allocated to, and distributions of cash made to, the Partners shall be credited or charged, as the case may be, to their Capital Accounts as of the date as of which such Profits or Losses for Tax Purposes are allocated and the date as of which distributions of cash are made. All distributions made to the Partners pursuant to the provisions of Section 8.2 hereof shall be treated as having been made and charged to their respective Capital Accounts prior to the allocation of Profits or Losses for Tax Purposes pursuant to Section 8.1; distributions under

Section 8.3(a) shall be treated as having been made and charged to their respective Capital Accounts prior to the allocation of Profits for Tax Purposes pursuant to Section 8.1(b) and prior to the allocation of Losses for Tax Purposes pursuant to Section 8.1(d); distributions under Section 8.3(b) shall be treated as having been made and charged to their respective Capital Accounts after the allocation of all Profits or Losses for Tax Purposes pursuant to
Section 8.1. The Profits or Losses for Tax Purposes of the Partnership allocated among the Partners pursuant to Section 8.1(a) shall be credited or charged to their respective Capital Accounts prior to the allocation of Profits or Losses for Tax Purposes of the Partnership pursuant to Sections 8.1(b), (c), (d) and
(e).

         (c) The Partnership shall make distributions of Distributable Cash flow for each quarter commencing with the quarter in which the initial closing of the sale of Units occurs. Within 60 days after the completion of each of the first three quarters of each of the Partnership's fiscal years, the Partnership will make a distribution of Distributable Cash Flow, which distribution will be based upon an estimate by the General Partners of the Partnership's total Distributable Cash now for such year. Within 60 days after the end of each fiscal year, the Partnership's Distributable Cash Flow for such year will be determined and, after giving effect to the amount of Distributable Cash Flow previously distributed, the remainder will then be distributed.

         (d) All Profits or Losses for Tax Purposes allocated pursuant to
Section 8.1(a) and all distributions made pursuant to Section 8.2, if any, to the class of Limited Partners based upon transactions of the Partnership during any fiscal years in which Units are initially sold, shall be allocated among the Limited Partners as follows: (i) each such fiscal year shall be divided into 365 equal portions (or, if less, a number of portions equal to the number of days in the fiscal year) and the operations of the Partnership shall be deemed to have occurred on a pro rata basis over each of such portions irrespective of the actual operations of the Partnership; (ii) such allocations and distributions shall be made with respect to each Interest on the basis of the number of such portions during such fiscal year such Interest was outstanding. An Interest shall be deemed outstanding from the date of acceptance by the General Partners of the subscription therefor.

         (e) In the event that a Unit or Interest is transferred in any period following the last month in which Units are initially sold, (i) Distributable Cash Flow with respect to the fiscal quarter first commencing after the last month in which Units are initially sold and during which the transfer occurs shall be distributed solely to the Unitholder or Investor Limited Partner recognized as such under this Agreement on the last day of the fiscal quarter irrespective of the number of transfers of such Unit or Interest during such fiscal quarter; (ii) the Profit or Loss for Tax Purposes allocated under Section 8.1(a) to such Unit or Interest with respect to such fiscal year shall be divided into 365 equal portions (or, if less, a number of portions equal to the number of days in the fiscal year) and allocated one portion to the Person who owned the Unit or Interest each day during the fiscal year in which the transfer occurred irrespective of the actual operations of the Partnership; (iii) Net Cash Proceeds and Profit or Loss For Tax Purposes arising from the same Capital Transaction (or the Terminating Capital Transaction) shall be distributed and allocated respectively, to the Unitholder or Investor Limited Partner recognized as such under this Agreement as of the date of such Capital Transaction (or the Terminating

Capital Transaction); and (iv) Net Cash Proceeds and Profit or Loss for Tax Purposes not received or realized, as the case may be, upon a Capital Transaction (or the Terminating Capital Transaction), but later received or realized, as the case may be, by the Partnership as a result of an installment or other deferred payment sale, shall be distributed and allocated, respectively, to the Unitholder or Investor Limited Partner recognized as such under this Agreement as of the dates such Net Cash Proceeds and Profit or Loss are received or realized, as the case may be, by the Partnership. The General Partner, without the consent of any Unitholder or Limited Partner, shall have the authority to modify the method of distributing Cash Flow and Net Cash Proceeds and of allocating corresponding Profit or Loss for Tax Purposes in the case of transfers of Units or Interests provided that (i) any modifications shall be prospective only, (ii) such modification shall apply uniformly to all Units and Interests, (iii) notice shall be provided to all Unitholders and Limited Partners at least 90 days before the effective date of any such modification and (iv) no such modification shall be permitted if it would have an adverse effect on any Unitholder or Limited Partner without the Consent of a majority in interest of the Limited Partners.

         (f) Any allocation or distribution with respect to a Limited Partner Interest shall be made directly to the Unitholder of the Unit corresponding to such Interest, if any.

         (g) If an amount paid or deemed paid to the General Partners or their Affiliates as a fee or payment described in Section 6.4 hereof is a distribution to a general partner in its capacity as a partner and not a guaranteed payment as defined in Section 707(c) of the Code or a payment to a partner not acting in his capacity as a partner under Section 707(a) of the Code, the General Partners shall be allocated an amount of Partnership gross income equal to such payment and its Capital Account shall be reduced to reflect the distribution. For purposes of Sections 8.1, 8.2 and 8.3, Profits and Losses for Tax Purposes shall be determined after making any allocation required by this Section 8.4(g).

         (h) All amounts paid with respect to any Unit as sales commissions shall be allocated to the particular Unit with respect to which they are paid and the Capital Account for such Unit shall be reduced to reflect such allocation.

         8.5 RETURN OF CAPITAL CONTRIBUTIONS. All Partners and Unitholders shall look solely to the assets of the Partnership for the return of Capital Contributions or any other distributions with respect to their Interests. If the assets remaining after payment or discharge, or provisions for payment of discharge, of its debts and liabilities are insufficient to return the Capital Contributions or to make any other distributions to the Partners and Unitholders, no Partner or Unitholder shall have any recourse against the personal assets of any other Partner or Unitholder for that purpose, except to the limited extent set forth in Section 6.3 hereof.

         8.6 REINVESTMENT OF NET CASH PROCEEDS. The Partnership shall not reinvest Cash Flow in Mortgages. The Partnership may reinvest Net Cash Proceeds only as provided in Section 6.1(c) hereof. In the event reinvestment is permitted under Section 6.1(c) hereof, the General Partners may elect, in their sole discretion based upon real estate, Mortgage and MBS market conditions then in effect, either to distribute all or any portion of the cash available for such reinvestment or to reinvest such cash in Mortgages or MBS or in investments of the type referred to in
Section 6.2(a) if the General Partners are unable to identify immediately suitable Mortgages or MBS for reinvestment. Notwithstanding the foregoing, if the transaction giving rise to such cash shall create any federal and state income tax liability for Investor Limited Partners or Unitholders which are not Tax-Exempt Entities, no such cash shall be reinvested unless sufficient Net Cash Proceeds are distributed to enable Investor Limited Partners and Unitholders to pay such taxes (assuming the Investor Limited Partners and Unitholders are taxable at an overall combined rate of 32% on ordinary income and 32% on long-term capital gains).

         8.7 RETURN OF UNINVESTED CAPITAL CONTRIBUTIONS. In the event that any portion of any Limited Partner's Capital Contribution is not invested or committed for investment in Mortgages by the Partnership within 24 months from the date of the Partnership's Prospectus (except for any amounts utilized as necessary operating capital of the Partnership), such portion of Capital Contributions shall promptly be distributed by the Partnership as a return of capital. For the purpose of this Agreement, funds will be deemed to have been committed to investment and will not be returned to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings were at any time executed but not terminated during the aforesaid 24-month period, regardless of whether any such investment is or is not ultimately consummated, and to the extent any funds have been reserved to make contingent payments in connection with any property, regardless of whether any such payments are or are not ultimately made. In the event that any Capital Contributions shall be returned pursuant to this Section, the respective Capital Contributions (and Invested Capital) of the Investor Limited Partners and Unitholders shall be reduced by the amount of such distribution.

         Section 9. WITHDRAWAL OF GENERAL PARTNERS.

         9.1 VOLUNTARY WITHDRAWAL. Any General Partner may Voluntarily Withdraw as a General Partner from the Partnership at any time provided that (a) the General Partner shall have given sixty (60) days prior written notice thereof to the Limited Partners, (b) the Partnership shall have received the opinion of Counsel to the Partnership to the effect that such Withdrawal will not constitute a termination of the Partnership or otherwise materially adversely affect the status of the Partnership for federal income tax purposes, and (c) if the General Partner proposing to Withdraw is then the sole General Partner, or if such Voluntary Withdrawal shall require the admission of a new General Partner in order to preserve the status of the Partnership as a partnership for federal income tax purposes, a new General Partner shall have been selected who, or which, (i) shall have stated willingness to be admitted, (ii) shall satisfy the then applicable provisions of the Code and any applicable procedures, regulations, rules and rulings (including published private rulings) thereunder, including applicable net worth requirements so that the Partnership shall be classified as a partnership for tax purposes, and (iii) shall have received the specific written consent of any remaining General Partner and of Limited Partners holding not less than a majority of the Limited Partner Interests with respect to such admission. Notwithstanding the foregoing, in no event shall either Krupp Plus Corporation or Mortgage Services Partners Limited Partnership Voluntarily Withdraw as a General Partner from the Partnership prior to December 31, 1991.

         9.2 INVOLUNTARY WITHDRAWAL. A General Partner shall be deemed to have Involuntarily Withdrawn as a General Partner from the Partnership upon the occurrence of any of the following events: (a) in the case of Mortgage Services Partners Limited Partnership or an additional or Substitute General Partner which is a partnership, upon the death, physical or mental incapacity (as determined by certificate of a licensed physician), dissolution or bankruptcy of all general partners of such partnership, (b) in the case of Krupp Plus Corporation or an additional or Substitute General Partner which is a corporation, the filing of a certificate of dissolution, or its equivalent, for such General Partner or the revocation of its charter, (c) the removal of the General Partner pursuant to a vote of the Limited Partners made in accordance with Section 13 of this Agreement, (d) the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, or an adjudication of bankruptcy, or (e) any other event which constitutes an event of withdrawal under the Act as then in effect.

         9.3 CONSEQUENCES OF WITHDRAWAL.

         (a) Upon the Withdrawal of any General Partner, the Withdrawn General Partner or his estate or legal representatives shall be entitled to receive from the Partnership (i) any positive balance in his or its Capital Account (as adjusted to the date of such Withdrawal), (ii) any amounts due and owing to it or him by the Partnership less any amounts due and owing by it or him to the Partnership, and (iii) the remaining balance, if any, of fees payable as and when due pursuant to this Agreement or any other written agreements between the Partnership and such General Partner in his capacity as General Partner; however, the Withdrawn General Partner shall not be entitled to any such fees which had not yet been earned by him prior to his Withdrawal, The right of a General Partner, his estate or legal representatives to payment of said amounts and fees shall be subject to any claim for damages which the Partnership or any Partner may have against such General Partner, his estate or legal representative if such Withdrawal is in contravention of this Agreement. Valuation of a Withdrawn General Partner's Interest shall be in accordance with the provisions of Section 13.4 hereof.

         (b) Each General Partner hereby covenants and agrees, in the event of his Withdrawal, to transfer to a Substitute General Partner selected as provided in Section 9.5 hereof or to the remaining General Partner or General Partners, such portion, if any, of his General Partner Interest as may be required to assure that the Partnership will meet the minimum general partnership interest requirement for the continued treatment of the Partnership as a partnership under the then applicable provisions of the Code and any applicable procedures, regulations, rules and rulings (including published private rulings) thereunder. Any such transfer will be made in consideration of the payment by the Substitute General Partner or the remaining General Partner or Partners to the Withdrawn General Partner, his estate or legal representatives, of the fair market value of such interest. Such payments shall be in addition to any amounts payable pursuant to Section 9.3(a) hereof by the Partnership. Any portion of such Withdrawn General Partner's

Interest which is not transferred to a Substitute General Partner as aforesaid may be purchased by the Partnership. In the event of such a purchase, the Interest of the Withdrawn General Partner to be purchased shall be valued in accordance in Section 13.4 hereof as though such Withdrawn General Partner had been removed pursuant to Section 13.2 hereof, and shall be paid for by delivery of a note of the Partnership which shall be unsecured and non-interest bearing with principal payable, if at all, from distributions which the Withdrawn General Partner otherwise would have received under this Agreement had such Withdrawn General Partner not withdrawn. Any portion of the Withdrawn General Partner's interest which is not required to be transferred as aforesaid and which the Partnership does not elect to purchase may be retained by such Withdrawn General Partner, or its estate or legal representatives as appropriate. In such event, the Withdrawn General Partner, or its estate or legal representatives, shall be treated as a Limited Partner in the Partnership in respect to any such retained Interest.

         (c) If the Withdrawal of a General Partner shall occur as part of a removal and replacement of such General Partner effected in accordance with
Section 13 hereof, the provisions of said Section 13 shall govern to the extent (if any) that the provisions of said Section 13 are inconsistent with the provisions of this Section 9.3.

         9.4 LIABILITY OF WITHDRAWN GENERAL PARTNER. If the business of the Partnership is continued after Withdrawal of a General Partner, the Withdrawn General Partner, his estate and legal representatives shall remain liable for all obligations and liabilities incurred by him while a General Partner and for which he was liable as a General Partner, but shall be free of any obligation or liability incurred on account of or arising from the activities of the Partnership from and after the time such Withdrawal shall have become effective.

         9.5 CONTINUATION OF PARTNERSHIP BUSINESS.

         (a) PROCEDURE IF THERE IS A REMAINING GENERAL PARTNER. Upon the Involuntary Withdrawal of a General Partner, the remaining General Partner or Partners, if any, shall promptly notify the Limited Partners and Unitholders of such Involuntary Withdrawal. In the event of an Involuntary or Voluntary Withdrawal of a General Partner, the remaining General Partner or Partners must elect to continue the Partnership business. If at any time Krupp Plus Corporation or a successor General Partner with substantial net worth shall Withdraw as a General Partner, the remaining General Partners or Partner, if any, may (but shall not be obligated to) propose for admission a Substitute General Partner or General Partners, unless a Substitute General Partner shall have already been proposed by the Limited Partners pursuant to Section 13 hereof. Any such proposed Substitute General Partner shall, with the specific written consent of the other General Partner and of the Limited Partners with respect to not less than a majority of the Limited Partner Interests, become a Substitute General Partner upon his or its execution of this Agreement.

         (b) PROCEDURE IF THERE IS NO REMAINING GENERAL PARTNER. If, following the Withdrawal of a General Partner, there is no remaining General Partner or Substitute General Partner, any Limited Partner may notify the other Limited Partners and

Unitholders of such circumstances and may propose for admission a Substitute General Partner, unless a Substitute General Partner shall have already been proposed by the Limited Partners pursuant to Section 13 hereof. Any Substitute General Partner proposed by such Limited Partners pursuant to this Section 9.5(b) or Section 13.2 hereof, shall, with the specific written consent of the Limited Partners with respect to not less than a majority of the Limited Partner Interests, become a Substitute General Partner upon his or its execution of this Agreement and may thereupon elect to continue the Partnership business. If no Substitute General Partner has received the consent of the Limited Partners with respect to not less than a majority of the Limited Partner Interests, executed this Agreement, and elected to continue the Partnership business within one hundred eighty (180) days from the date of the last remaining General Partner's Withdrawal, then the Partnership shall thereupon terminate.

         Section 10. ASSIGNMENT OF LIMITED PARTNER INTERESTS.

         10.1 WITHDRAWAL OF A LIMITED PARTNER. Subject to compliance with this Agreement, a Limited Partner may withdraw from the Partnership only by assigning or otherwise transferring his or its Interest as specified in this Section 10. Such withdrawal of a Limited Partner shall not dissolve or terminate the Partnership. In the event of a Limited Partner's withdrawal because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such withdrawn Limited Partner shall be deemed to be the assignee of such withdrawn Limited Partner's Interest and may become a Substitute Limited Partner upon compliance with the provisions of Section 10.3 hereof.

         10.2 ASSIGNMENT. Units of Depositary Receipts may be Assigned in accordance with Section 7.2 hereof. Limited Partner Interests of the Corporate Limited Partner which correspond to Units may be Assigned in accordance with
Section 7.6(b) hereof. Other Limited Partner Interests may be Assigned only in accordance with this Section 10.2 and Section 10.4. Such Limited Partner Interests may be Assigned provided there shall be filed with the Partnership, in form satisfactory to the General Partners, a duly executed counterpart of the instrument making such Assignment and such instrument (a) evidences the written acceptance by the assignee of all of the terms and provisions of this Agreement,
(b) represents that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws), and (c) is accompanied by a fee of the lesser of $50.00 or actual costs to reimburse the Partnership for its costs respecting the Assignment.

         10.3 SUBSTITUTION. An assignee of a Limited Partner Interest assigned in accordance with the provisions of Section 10.1 or 10.2 hereof shall become a Substitute Limited Partner if:

         (a) such assignee executes an instrument reasonably satisfactory to the General Partners accepting and adopting the terms and provisions of this Agreement, including the power of attorney as provided in Section 15(d) hereof;

         (b) in the case of Assignments other than by operation of law, the assignor states his intention in writing to have his assignee become a Substitute Limited Partner; and

         (c) the General Partners, in their sole discretion, consent in writing to such substitution (which consent may be withheld).

         If all of the conditions of this Section 10.3 and either Section 10.1 or 10.2 shall have been met, the assignee of a Limited Partner Interest shall become a Substitute Limited Partner as of the date as of which the General Partners consent in writing to his admission to the Partnership as a Substitute Limited Partner, which consent may be evidenced by the filing of an amendment to the Certificate of Limited Partnership listing the name of such Substitute Limited Partner. Such an amendment shall be filed no later than 15 days after the completion of any fiscal quarter of the Partnership in which a Substitute Limited Partner is admitted to the Partnership.

         An assignee of a Limited Partner Interest who does not become a Substitute Limited Partner in accordance with this Section 10.3 and who desires to make a further Assignment of his Interest shall be subject to all the provisions of Sections 10.2, 10.3 and 10.4 hereof, to the same extent and in the same manner as any Limited Partner desiring to make an Assignment of his Interest. Failure or refusal of the General Partners to admit an assignee of a Limited Partner Interest as a Substitute Limited Partner shall in no way affect the right of such assignee to receive the share of the Profits or Losses for Tax Purposes and distributions of Cash Flow and Net Cash Proceeds to which his predecessor in interest would have been entitled in accordance with Section 8 hereof.

         10.4 PROHIBITED ASSIGNMENT. No Limited Partner Interests may be Assigned or otherwise transferred:

         (a) to a non-United States person unless the General Partners determine that such transfer would not impose unduly burdensome reporting or withholding requirements on the Partnership;

         (b) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

         (c) if the transfer is a transfer of fewer than 100 Limited Partner Interests, except for a transfer by will or intestacy upon the death of the transferor or by operation of law, or unless the transferor owns fewer than 100 Limited Partner Interests, in which case the transferor may transfer all of such Limited Partner Interests;

         (d) to any Person if, in the opinion of Counsel to the Partnership, such transfer would result in the assets of the Partnership being "plan assets" or the transactions hereunder being prohibited transactions under ERISA or the Code; or

         (e) to any Person if (1) in the opinion of Counsel to the Partnership, such transfer would result in the termination under the Code of the Partnership's taxable year or of its status as a partnership; or (2) the General Partners determine in good faith that (i) such transfer might result in a change in the status of the Partnership to a publicly traded partnership within the meaning of section 7704 of the Code, (ii) such status would have a material adverse impact on the Unitholders. (The General Partners shall incur no liability to the Unitholders or Limited Partners as a result of any such good faith determination.)

         The General Partners may waive clause (c) above if, in their discretion, application of such restrictions would impose a hardship on the holder or would not be in compliance with the listing requirements of the American Stock Exchange or another exchange upon which Units may be listed.

         Any such attempted Assignment without the express written consent of the General Partners shall be void and ineffectual and shall not bind the Partnership. In the case of a proposed Assignment which is prohibited solely under clause (e) above, however, the Partnership shall be obligated to permit such Assignment to become effective if and when, in the opinion of Counsel to the Partnership, such Assignment would no longer have any of the adverse consequences under the Code which are specified in that clause.

         10.5 STATUS OF AN ASSIGNING LIMITED PARTNER. Any Limited Partner (other than the Corporate Limited Partner) who shall Assign all of his Interest shall cease to be a Limited Partner of the Partnership and shall no longer have any of the rights or privileges of a Limited Partner, except that unless and until a Substitute Limited Partner is admitted in his stead, such assigning Limited Partner shall retain the statutory rights of an assignor of a limited partner interest under the Act.

         Section 11. DISSOLUTION AND WINDING-UP.

         11.1 EVENTS CAUSING DISSOLUTION. The Partnership shall be dissolved and its affairs wound up on the first to occur of the following:

         (a) the Withdrawal of any General Partner, unless the remaining General Partner or General Partners, if any, or a Substitute General Partner admitted in accordance with Section 9.5 or Section 13 hereof, agrees to continue the Partnership business pursuant to Section 9.5; or

         (b) an election to dissolve the Partnership made in writing by the General Partners with the Consent of a majority in interest of the Limited Partner Interests, or, subject to compliance with Section 13 hereof, made by a majority in interest of the Limited Partner Interests, without action by the General Partners; or

         (c) the sale or other disposition of all or substantially all of the Mortgages unless the General Partners elect to continue the Partnership business for the purpose of the receipt and collection of a note and payments thereon or the collection of any other consideration to be received in exchange for the Mortgages (which activities shall be deemed to be a part of the Terminating Capital Transaction and the winding-up of the affairs of the Partnership); or

         (d) the expiration of the Partnership term; or

         (e) any other event which causes the dissolution and/or winding up of the Partnership under the Act to the extent not otherwise provided herein,

         11.2 DISTRIBUTIONS UPON DISSOLUTION. Upon the dissolution of the Partnership, the General Partners, or if there are none, such other Person required by law to wind up the Partnership's affairs, shall proceed with the liquidation of the Partnership (including, without limitation, the sale or other disposition of any remaining Mortgages and cancellation of the Certificate of Limited Partnership), and the net proceeds of such liquidation shall be first applied to the payment of debts and other obligations of the Partnership, and all remaining net proceeds, if any, shall be applied and distributed in accordance with the provisions of Section 8.3(b) hereof. During the period of dissolution and winding-up of the Partnership, the General Partners or any Person performing such actions may exercise all of the powers granted to the General Partners herein, and they may adopt such plan, method or procedures as they may deem reasonable in order to effectuate an orderly winding-up. If the General Partners shall perform the foregoing functions, they shall be compensated therefor as provided in Section 6.4 and 8 hereof, and if such functions shall be performed by Persons other than the General Partners, such Persons shall be entitled to reasonable compensation from the Partnership for their services.

         Section 12. FISCAL MATTERS.

         12.1 TITLE TO ASSETS AND BANK ACCOUNTS. Except to the extent that trustees, nominees or other agents are utilized as specified in Section 6.1(c)(vi) hereof, the Mortgages of the Partnership shall be held in the name of the Partnership. The funds of the Partnership shall be deposited in the name of the Partnership in such commercial bank account or accounts as shall be designated by the General Partners, and withdrawals therefrom shall be made upon the signature of any General Partner or such Person or Persons as shall be designated in writing by any General Partner. The funds of the Partnership shall not be commingled with the funds of any other Person.

         12.2 MAINTENANCE OF AND ACCESS TO BASIC PARTNERSHIP DOCUMENTS. The General Partners shall maintain at the Partnership's principal office in Massachusetts the following documents: (a) current lists of the full name and last known business address of each Partner and Unitholder set forth in alphabetical order, (b) a copy of the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate or any such amendment has been executed, (c) copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recent years, and (d) copies of this Agreement as then in effect and of any financial statements of the Partnership for the three most recent years. Such documents are subject to inspection and copying at the reasonable request, and at the expense, of any Partner or Unitholder during ordinary business hours. In addition, the

Partnership will furnish a list of the names and addresses of all Limited Partners and Unitholders, together with their respective Capital Contributions and Subscription Prices, to any Limited Partner or Unitholder who makes a written request therefor to the Partnership, provided such Partner or Unitholder shall pay the cost of reproducing and delivering such list. Except to the extent requested by any Limited Partner or Unitholder, the General Partners shall have no obligation to deliver or mail a copy of the Partnership's Certificate of Limited Partnership or any amendment thereto to the Limited Partners or Unitholders. Each Limited Partner shall also have the right to obtain from the General Partners from time to time upon reasonable demand: (i) true and full information regarding the status of the business and financial condition of the Partnership, (ii) promptly after becoming available, a copy of the Partnership's federal, state and local income tax returns for each year, and (iii) other information regarding the affairs of the Partnership as is just and reasonable.

         12.3 FINANCIAL BOOKS AND ACCOUNTING. The General Partners shall keep or cause to be kept complete and accurate financial books with respect to the Partnership's business. Such books shall be kept on an accrual basis and the Profits or Losses for Tax Purposes of the Partnership shall be determined for each fiscal year in accordance with accounting methods followed for federal income tax purposes and otherwise in accordance with generally accepted accounting principles applied in a consistent manner. Except as otherwise provided herein, whenever a proportionate part of the Profits or Losses for Tax Purposes of the Partnership is credited or charged to a Partner's Capital Account, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses shall be considered either credited or charged, as the case may be, and every item of credit or tax preference related to such Profits or Losses and applicable to the period during which such Profits or Losses were realized shall be allocated to such Capital Account in the same proportion.

         12.4 PARTNERSHIP EXPENSES.

         (a) The Partnership shall reimburse the General Partners and their Affiliates for organizational and offering expenses incurred by the General Partners and such Affiliates, provided that in no event shall the amount of organizational and offering expenses paid directly or indirectly by the Partnership exceed 2% of the gross proceeds of the offering of Units, and the General Partners shall pay for any organizational and offering expenses in excess of such 2% amount. For purposes hereof, "organizational and offering expenses" shall mean those expenses incurred in connection with, and in preparing the Partnership for, qualification under the federal and state securities laws and subsequently offering and distributing the Units to the public, including certain marketing expenses but not sales commissions paid directly by the Partnership, General Partner sales incentives paid by the General Partners or reimbursement for due diligence expenses paid by the Partnership to Krupp Securities Corporation and selected dealers in connection with the offering of Units. In addition, the Partnership shall pay or reimburse up to an additional 0.5% of the gross proceeds for due diligence expenses of Krupp Securities Corporation and prospective selected dealers.

         (b) Subject to the foregoing, the Partnership shall pay all expenses (which expenses shall be billed directly to the Partnership) of the Partnership which may include but are not limited to: (i) all costs of personnel (excluding rent or depreciation, utilities, capital equipment, and other administrative items) employed full- or part-time by the Partnership and involved in the business of the Partnership and allocated pro rata to their administrative services performed on behalf of the Partnership, including Persons who may also be officers or employees of the General Partners or their Affiliates (other than Controlling Persons); (ii) all costs of borrowed money, taxes on Mortgages and other taxes applicable to the Partnership; (iii) legal, audit, accounting, brokerage and other fees; (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an Interest or Unit or in connection with the business of the Partnership; (v) fees and expenses paid to independent contractors, mortgage bankers, brokers and servicers, leasing agents, consultants, on-site property managers and other property management personnel (other than Controlling Persons and other officers of the General Partners or their Affiliates), real estate brokers, insurance brokers and other agents; (vi) expenses in connection with the ownership, exchange, sale or other realization of Mortgages; (vii) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership; (viii) expenses in connection with distributions made by the Partnership to, and communications and bookkeeping and clerical work necessary in maintaining relations with, Limited Partners and Unitholders, including the costs of printing and mailing to such Persons evidences of ownership of Limited Partner Interests or Units and reports of meetings of the Partnership, and of preparation of proxy statements and solicitations of proxies in connection therewith; (ix) expenses in connection with preparing and making reports required to be furnished to Limited Partners and Unitholders for investor, tax reporting or other purposes, or which reports the General Partners deem the furnishing thereof to Limited Partners or Unitholders to be in the best interests of the Partnership; (x) accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Partnership; and (xi) the cost of preparation and dissemination of the informational material and documentation relating to potential sale or other disposition of Partnership Mortgages. Other than as specifically described above in this Section and in Section 6.4 hereof, the Partnership shall not pay the General Partners for any other items generally considered to be the General Partners' overhead and expenses.

         (c) Except for organizational and offering expenses and the 1.5% allowance for non-accountable expenses connected with the acquisition of Mortgages provided in Section 6.4(b), the Partnership shall not reimburse the General Partners or their Affiliates except for reimbursement of the actual cost to the General Partners or their Affiliates of goods, materials and services used for or by the Partnership and obtained from Persons unaffiliated with the General Partners and their Affiliates; provided, however, subject to the limitations stated below, the General Partners and their Affiliates may receive reimbursement for the administrative services necessary to the prudent operation of the Partnership, such as legal, accounting, computer, transfer agent and other services which could be performed directly for the Partnership by independent parties. The amounts charged to the Partnership for such administrative services will not exceed the lesser of (i) the actual costs to the General Partners or their Affiliates, or (ii) 90% of those which the Partnership would be required to pay to independent parties for comparable services in the same or comparable geographic locations. As part of the Partnership's annual report to the Limited Partners and Unitholders, an itemized breakdown will be included of such reimbursements, all of which shall be verified by the Accountants. Such verification shall at minimum provide (i) a review of the records of individual employees, the costs of whose services were reimbursed, and (ii) a review of the specific nature of the work performed by each such employee. The methods of verification shall be performed in accordance with generally accepted auditing standards and shall accordingly include such tests of the accounting records and such other auditing procedures which the Accountants consider appropriate in the circumstance. The additional costs of such verification will be itemized by the Accountants on a partnership-by-partnership basis and may be reimbursed to the General Partners and their Affiliates by the Partnership only to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed 90% of the competitive rate for such services as determined above.

         (d) Any agreements, contracts and arrangements for goods or services in addition to those authorized by Section 6.4 hereof may be entered into with a General Partner or an Affiliate of the General Partners subject to the following additional conditions:

             (1) any such agreements contracts or arrangements shall be embodied in a written contract which precisely describes the subject matter thereof and all compensation to be paid therefor;

             (2) neither a General Partner (in any capacity other than as General Partner) nor any such Affiliate may act as paying or purchasing agent for the Partnership and no funds of the Partnership may be paid to a General Partner or any such Affiliate by way of reimbursement for Partnership expenses except as permitted by this Section 12.4;

             (3) any such agreements, contracts or arrangements shall be fully and promptly disclosed to all Partners in the reports provided for in
Section 12.6(a) hereof (stating the compensation paid and to be paid by the Partnership);

             (4) any such agreements, contracts or arrangements shall be terminable by either party, without penalty, upon 60 days' prior written notice;

             (5) the compensation payable under any such agreements, contracts or arrangements shall not exceed the normal and competitive rate charged for similar goods or services by unaffiliated parties that supply such goods or perform such services in the same geographic location;

             (6) the General Partners or any of their Affiliates performing the services or supplying the goods which are the subject of such agreements, contracts or arrangements must previously have been engaged in the business of rendering such services or supplying such goods independently and as an ongoing business;

             (7) such goods or services will be provided by the General Partners or their Affiliates pursuant to such agreements, contracts or arrangements only in extraordinary circumstances. For these purposes, extraordinary circumstances would be presumed only where there is an emergency situation requiring immediate action by the General Partners or Affiliates, and the goods are or service is not immediately available from unaffiliated parties; and

             (8) such agreements, contracts or arrangements may be modified only by the Consent of the holders of a majority of the Limited Partner Interests.

         (e) Subsections 12.4(a), (b) and (c) are not applicable to the fees payable by Borrowers to Krupp Mortgage Corporation for services rendered in connection with the origination, servicing or coinsurance of Mortgages purchased by the Partnership subject to the limits on compensation mandated by HUD, GNMA, FNMA or FHLMC.

         12.5 FISCAL YEAR. Except as may otherwise be determined from time to time by the General Partners, the Partnership's fiscal year for federal income tax and financial reporting purposes shall end on December 31 of each year.

         12.6 REPORTS, ACCOUNTING DECISIONS AND FEDERAL TAX ELECTIONS.

         (a) REPORTS TO LIMITED PARTNERS.

             (1) QUARTERLY REPORTS. Within 60 days after the end of each of the first three quarters of each fiscal year, the General Partners shall send to each Person who was a Limited Partner or Unitholder at any time during the quarter then ended (i) a balance sheet (which need not be audited), (ii) a statement of operations (which need not be audited), (iii) a Cash Flow statement (which need not be audited), (iv) a statement describing (A) any new agreement, contract or arrangement required to be reported by Section 12.4(d), and (B) the amount of all fees and other compensation and distributions paid by the Partnership for such quarter to any General Partner or any Affiliate of any General Partner, (v) a report in narrative form summarizing the status of the Partnership's investments, (vi) a report of the activities of the Partnership during such fiscal quarter, (vii) a schedule of the most recent Appraised Values of the Mortgages, and (viii) if the Partnership is then required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, the information contained in each such report. Until the Capital Contributions to the Partnership derived from the offering of Units shall be fully invested, except for reserves, each quarterly report (or a special report distributed prior to or concurrently with such quarterly report) will also contain a report on Mortgage acquisitions made by the Partnership during the period covered by the report including (A) a description of the Mortgages purchased, (B) in the case of Participating Insured Mortgages, a description of the geographic markets upon which the success of operations is dependent, (C) the appraised value of each property underlying or subject to a Participating Insured Mortgage, (D) the actual purchase price and terms, (E) the cash expended from Capital Contributions to acquire each Mortgage, and (F) the amount of Capital Contributions which then remains unexpended, stated both in terms of dollar amount and percentage of the total amount of Capital Contributions derived from the offering of Units.

             (2) ANNUAL REPORTS. Within 120 days after the end of each fiscal year, the General Partners shall send to each Person who was a Limited Partner or Unitholder at any time during the fiscal year then ended a report in narrative form summarizing the status of the Partnership's investments and containing (i) a balance sheet as of the end of such fiscal year and statements of operations, Partners' equity and changes in financial position for such fiscal year, all of which shall be prepared in accordance with accounting methods followed for federal income tax purposes and generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Accountants, (ii) a cash flow statement (which need not be audited), (iii) a report summarizing the fees and other remuneration paid by the Partnership for such fiscal year to any General Partner or any Affiliate of any General Partner, (iv) an estimate by the General Partners of the value of the Units, and (v) a statement (which need not be audited) showing the Distributable Cash Flow and the Net Cash Proceeds from any Capital Transaction or Terminating Capital Transaction distributed per Interest during such fiscal year. Such report shall separately identify (to the extent then applicable) distributions from (a) cash flow from operations during the period, (b) cash flow from operations during a prior period which had been held as reserves, (c) net cash proceeds arising from disposition of Mortgages and other investments, and (d) reserves from the gross proceeds of the offering of Units. Until the Capital Contributions of the Partnership derived from the offering of Units shall be fully invested, the annual report shall also contain a report on Mortgage acquisitions providing the information specified above for quarterly reports, unless such information shall have previously been or shall concurrently be provided in a quarterly or special report to the Limited Partners and Unitholders.

         (b) TAX RETURNS AND TAX INFORMATION. The General Partners shall:

             (i) have the Accountants prepare the tax returns (federal, state and local, if any) of the Partnership for each fiscal year within 75 days after the end of each calendar year in which such fiscal year was completed; and

             (ii) deliver to each Partner and Unitholder within 75 days after the end of each calendar year the information necessary to prepare his federal income tax return for the calendar year during which such fiscal year was completed.

         (c) ACCOUNTING DECISIONS. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partners in accordance with generally accepted accounting principles and procedures applied in a consistent manner. The General Partners may rely upon the advice of the Accountants as to whether such decisions are in accordance with generally accepted accounting principles and methods followed for federal income tax purposes.

         (d) FEDERAL TAX ELECTIONS. The Partnership, in the sole discretion of the General Partners, may make elections for federal tax purposes as follows:

             (i) In case of a transfer of all or part of the Interest of a Partner, the Partnership, in the absolute discretion of the General Partners, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law) and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee.

             (ii) All other elections required or permitted to be made by the Partnership under the Code shall be made by the General Partners in such manner as will, in the opinion of the Accountants, be most advantageous to a majority of the Limited Partner Interests. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for real estate tax interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

         (e) TAX MATTERS PARTNER. Krupp Plus Corporation is hereby designated as the "Tax Matters Partner" under Section 6231(a)(7) of the Code, to manage administrative and judicial tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. Any Partner has the right to participate in such administrative or judicial proceedings relating to the determination of partnership items at the Partnership level. Krupp Plus Corporation as Tax Matters Partner shall inform each other Partner and each Unitholder of all administrative and judicial proceedings for an adjustment at the Partnership level of partnership items, shall forward to each other Partner and to each Unitholder within 30 days after receipt all notices received from the Internal Revenue Service regarding the commencement of a Partnership-level audit or a final Partnership administrative adjustment, and shall perform all other duties imposed by Sections 6231 and 6232 of the Code on Krupp Plus Corporation as Tax Matters Partner. Expenses of any such administrative or judicial proceedings undertaken by the Tax Matters Partner will be paid out of Partnership assets. Each other Partner or Unitholder who elects to participate in such proceedings will be responsible for any expenses incurred by such Partner or Unitholder in connection with such participation. Further, the cost of any adjustments to a Partner or Unitholder and the cost of any resulting audits or adjustments of a Partner's or Unitholder's tax return will be borne solely by the affected Partner or Unitholder.

         (f) REPORTS TO FEDERAL AND STATE AUTHORITIES. The General Partners shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Limited Partner or Unitholder shall be provided with a copy of any such report upon request without expense to him.


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


         Section 13. MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS AND UNITHOLDERS.

         13.1 MEETINGS.

         (a) Meetings of the Limited Partners and Unitholders for any purpose may be called by the General Partners and shall be called by the General Partners upon receipt of a request in writing signed by the holders of 10% or more of the Limited Partner Interests. Notice of any such meeting shall be sent within ten days after receipt of such request. Such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon at the meeting. Such meeting shall be held at the principal office of the Partnership, or at such other place as may be designated by the General Partners, or, if called upon the request of Limited Partners or Unitholders, as designated by such Limited Partners or Unitholders. In addition, upon receipt of a request in writing signed by the holders of 10% or more of the Limited Partner Interests, the General Partners shall submit any matter (upon which the Limited Partners and Unitholders are entitled to act) to the Limited Partners and Unitholders for a vote by written Consent without a meeting.

         (b) A notice of any such meeting shall be given either personally or by mail, to each Limited Partner and Unitholder except that if such meeting shall be called upon request of Limited Partners or Unitholders for purposes of exercising their voting rights pursuant to Section 13.2 hereof, such notice shall be given by certified mail. Such notice shall state the place, date and hour of the meeting (which, if such meeting is called upon request of the Limited Partners or Unitholders, shall be not less than 15 days nor more than 60 days after receipt of such request), and shall indicate that it is being issued at or by the direction of the Partner or Partners calling the meeting. The notice shall state the purpose or purposes of the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of a majority in interest of the Limited Partner Interests shall constitute a quorum at all meetings, provided, however, that if there be no such quorum, holders of a majority in interest of such Limited Partner Interests so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No notice of the time, place or purpose of any meeting need be given with respect to any Limited Partner Interest which is represented by proxy or by a Limited Partner or Unitholder who attends in person (except when a Limited Partner or Unitholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened), or with respect to any Limited Partner Interest entitled to such notice if a waiver of such notice, in writing, has been executed and filed with the records of the meeting, either before or after the time thereof.

         (c) For the purpose of determining the Limited Partner Interests entitled to vote on, or to vote at, any meeting or any adjournment thereof, the General Partners, Limited Partners or Unitholders requesting such meeting may fix, in advance, a date as the record date for any such determination of Interests. Such date shall not be more than 50 days nor less than ten days before any such meeting.

         (d) A Limited Partner or Unitholder shall be entitled to cast one vote for each Limited Partner Interest or Unit which he owns: (i) at a meeting, in person, by written proxy or by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partners (or the Limited Partners or Unitholders calling the meeting) prior to such meeting, or (ii) without a meeting, by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partners (or the Limited Partners or Unitholders soliciting such vote) prior to the date upon which the votes of Limited Partners and Unitholders are to be counted. Any Limited Partner or Unitholder may waive notice of or attendance at any meeting and may attend by telephone or any other electronic communication device or may execute a signed written consent. Only the votes of Limited Partners and Unitholders of record on a record date, if established pursuant to clause (c) above, whether at a meeting or otherwise, shall be counted. The laws of The Commonwealth of Massachusetts pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by Limited Partners and Unitholders.

         (e) At each meeting, the Limited Partners and Unitholders present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions hereof.

         13.2 VOTING RIGHTS OF LIMITED PARTNERS AND UNITHOLDERS. Subject to
Section 13.3, a majority in interest of the Limited Partner Interests, without the concurrence of the General Partner, may (a) amend this Agreement, subject to the provisions of Section 14 hereof and to the condition that such amendment may not in any manner allow the Limited Partners and Unitholders to take part in the control of the Partnership's business, (b) dissolve the Partnership, (c) remove any General Partner and elect a replacement therefor, or (d) approve or disapprove the sale of all or substantially all the assets of the Partnership. For purposes of exercising such rights, each Limited Partner Interest shall have one vote; provided that the following Limited Partner Interests shall not be voted and shall be deemed not to be outstanding for purposes of calculating applicable percentage requirements: Limited Partner Interests held by the General Partners or any of their Affiliates other than the Corporate Limited Partner; and Limited Partner Interests held by the Corporate Limited Partner other than on behalf of Unitholders unaffiliated with the General Partners.

         13.3 CONDITIONS TO ACTION BY LIMITED PARTNERS AND UNITHOLDERS. The rights of the Limited Partners and Unitholders pursuant to Section 13.2 hereof shall not be effective or be exercised in any manner (i) to subject the Limited Partners or Unitholders to liability as general partners under the Act or under the laws of such other jurisdictions in which the Partnership is qualified or in which a property underlying or subject to a Mortgage is located, or (ii) to change the Partnership's status for tax purposes. Any vote and any action taken pursuant to Section 13.2 shall be void if any Partner, within 45 days after such action is taken, obtains a temporary restraining order, preliminary injunction or declaratory judgment from a court of competent jurisdiction or an opinion of counsel selected by a majority in interest of the Limited Partners and Unitholders on grounds that such action, if given effect, would have one or more of the prohibited effects referred to in this Section 13.3. For purposes of this Section 13.3, counsel will be deemed to have been selected by a majority in interest of the Limited Partners and Unitholders if such counsel is affirmatively approved in writing by a majority in interest of the Limited Partners and Unitholders within 45 days of the date that the holders of 10% or more of the interests of the Limited Partners and Unitholders propose counsel for this purpose.

         13.4 VALUATION OF INTEREST OF GENERAL PARTNER. In the event of removal of any General Partner pursuant to Section 13.2 hereof, its Interest as a General Partner in the Partnership shall be appraised by two independent appraisers, one selected by the removed or withdrawing General Partner and one by the Limited Partners and Unitholders. In the event that such two appraisers are unable to agree on the value of such General Partner's Interest, they shall jointly appoint a third independent appraiser whose determination shall be final and binding. The expense of such appraisers shall be borne equally by the removed or withdrawing General Partner and the Partnership. The Partnership shall pay such General Partner for the value of its Interest as so determined by delivery of a promissory note payable in not less than 5 years in level annual installments and bearing interest at the then base rate of Bank of New England, N.A., Boston, Massachusetts, with interest payable annually in cash and principal payable from any cash thereafter received by the Partnership from the sale of Partnership Assets and prior to any distribution being made to the Partners pursuant to Section 8.3 of this Agreement. Any amounts received pursuant to this Section 13.4 shall constitute complete and full charge for all amounts owing to such General Partner on account of its Interest in the Partnership. For purposes of this Section 13.4, the independent appraiser selected by the Limited Partners and Unitholders shall be selected in the following manner: a list of three qualified MAI (Member of Appraisal Institute) appraisers shall be obtained (by a General Partner not being removed or withdrawn) from the Boston chapter of the American Institute of Real Estate Appraisers and one of said three appraisers shall be selected by random number and proposed by such General Partner for selection by the Limited Partners and Unitholders. Such appraiser shall be deemed selected by the Limited Partners and Unitholders unless objected to in writing by a majority in interest of the Limited Partner Interests within 45 days after notification thereof is sent in writing by such General Partner.

         Section 14. AMENDMENTS.

         (a) In addition to the right of the Limited Partners and Unitholders to amend this Agreement pursuant to Section 13 hereof, the General Partners may propose an amendment to this Agreement. The General Partners shall submit to all of the Partners in writing the text of any such proposed amendment to this Agreement and a statement by the General Partners of the purpose of any such amendment. The General Partners may include in any submission a statement of the view of the General Partners as to the proposed amendment. Upon the Consent of the General Partners and of a majority in interest of the Limited Partner Interests, such amendment shall take effect, except that no amendment adopted in accordance with either Section 13 or 14 hereof shall increase the liability of any Partner or Unitholder or adversely affect any Partner's or Unitholder's share of distributions of cash or allocations of Profits or Losses for Tax Purposes of the Partnership without in each case the approval of the Partner or Unitholder involved, and except that any amendment of this Section 14 must be approved by a unanimous vote with respect to all Limited Partner Interests. A written approval may not be withdrawn or voided once it is filed with the General Partners.

         (b) In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the General Partners without the consent of any of the Limited Partners: (i) to add to the representations, duties or obligations of the General Partners or surrender any right or power granted to the General Partner herein, for the benefit of the Limited Partners;
(ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iii) to preserve the status of the Partnership as a "partnership" for federal income tax purposes; (iv) to delete or add any provision of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or other federal agency or by a state "Blue Sky" commissioner or similar such official, which addition or deletion is deemed by such staff, agency or official to be for the benefit or protection of the Limited Partners; (v) to permit the Units to fall within any exclusion from the definition of "plan assets" contained in Section 2550.401b-(l) of Title 29 of the Code of Federal Regulations; or (vi) if the Partnership is advised that any allocations of income, gain, loss, deduction, or credit provided in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, on advice of accountants and legal counsel, to the minimum extent necessary to effect the plan of allocations and distributions provided in this Agreement.

         Section 15. POWER OF ATTORNEY.

         (a) APPOINTMENT. Each of the Limited Partners hereby makes, constitutes and appoints the General Partners of the Partnership, and each person who shall hereafter become a General Partner during the term of the Partnership and any continuation of the Partnership pursuant to Section 9.5 and Section 11, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Limited Partner, with the power from time to time to execute, acknowledge, make, swear to, verify, deliver, record and/or publish:

             (i) this Agreement of Limited Partnership and the Certificate of Limited Partnership under the laws of The Commonwealth of Massachusetts or any other jurisdiction, that may be required by this Agreement or by the laws of Massachusetts or any other jurisdiction, any subsequent amendment to this Agreement and the Certificate of Limited Partnership (including, but not limited to, amendments reflecting the addition of any signatory hereto as a Partner, or any admission or substitution of other Partners, or reflecting the Capital Contribution made by any signatory hereto or by any other Partner), or any other document required from time to time to admit a Partner, to effect the substitution of a Partner, or to effect the substitution of any Limited Partner's assignee as a Limited Partner;

             (ii) any other document required to reflect any action of the Partners duly taken in the manner provided for in this Agreement, whether or not such Limited Partner voted in favor of or otherwise Consented to such action;

             (iii) any other instrument, certificate or document which may be required by any regulatory agency, laws of the United States, any state, or any other jurisdiction in which the Partnership is doing or intends to do business or which the General Partners deem advisable to file or record, provided such instrument, certificate or document is not inconsistent with the terms of this Agreement as then in effect;

             (iv) any certificate of dissolution or cancellation of the Certificate of Limited Partnership that may be necessary upon the termination of the Partnership; and

             (v) any instrument or papers required to continue or terminate the business of the Partnership pursuant to Sections 9.5 and 11 hereof;

provided that no General Partner shall take any action as attorney-in-fact for any Limited Partner which could in any way increase the liability of such Limited Partner beyond the liability expressly set forth in this Agreement or alter the rights of Limited Partners under Section 8 of this Agreement, unless (in either case) the Limited Partner has given a Power of Attorney to a General Partner expressly for such purpose or (in the latter case) the alteration is made pursuant to Section 14(b)(vi).

         (b) AMENDMENTS TO AGREEMENT AND CERTIFICATE.

             (i) Each of the Limited Partners is aware that the terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Partnership, in each case with the approval of less than all the Limited Partners if a specified percentage of the Partners shall have voted in favor of, or otherwise Consented to, such action. If, as, and when:

             (A) an amendment of this Agreement is proposed or an action is proposed to be taken or omitted by, or with respect to, the Partnership which requires, under the terms of this Agreement, the Consent of a specified percentage in interest (but less than all) of the Partners;

             (B) Partners holding the percentage of interests specified in this Agreement as being required for such amendment or action have Consented to such amendment or action in the manner contemplated by this Agreement; and

             (C) a Limited Partner has failed or refused to Consent to such amendment or action (hereinafter referred to as a "non-consenting Limited Partner"), then each non-consenting Limited Partner agrees that each attorney-in-fact specified in Section 15(a) above, with full power of substitution, is hereby authorized and empowered to execute, acknowledge, make, swear to, verify, deliver, record, file and/or publish, for and on behalf of such non-consenting Limited Partner, and in his name, place and stead, any and all instruments and documents which may be necessary or appropriate to permit such amendment to be lawfully made or action lawfully taken or omitted. Each consenting and non-consenting Limited Partner is fully aware that he and each other Limited Partner have executed this special power of attorney and that each Limited Partner will rely on the effectiveness of such powers with a view to the orderly administration of the Partnership's affairs.

             (i) Any amendment to this Agreement (and to the Certificate of Limited Partnership) substituting a Limited Partner, or adding a Limited or General Partner, may be signed by any General Partner and by the Person to be substituted as a Limited Partner, or added as a Limited or General Partner. Any amendment reflecting the determination of the remaining General Partner or Partners to continue the business of the Partnership upon the Withdrawal of a General Partner need be signed only by one General Partner. The execution of any such amendment on behalf of a Limited Partner or any proposed substitute or added Limited Partner may be effected by his attorney-in-fact.

         (c) POWER COUPLED WITH AN INTEREST. The foregoing grant of authority:

             (i) is a special power of attorney coupled with an interest in favor of the General Partners and as such shall be irrevocable and shall survive the death or insanity of each Limited Partner;

             (ii) may be exercised for each Limited Partner by a signature of any General Partner of the Partnership or by listing the names of all of the Limited Partners, including such Limited Partner, and executing any instrument with a single signature of any General Partner acting as attorney-in fact for all of them; and

             (iii) shall survive the Assignment by any Limited Partner of the whole or any portion of his Interest (including the assignment by the Corporate Limited Partner to the Unitholders under Section 7.6 hereof), except that, where the assignee of the whole thereof has furnished a power of attorney and has been approved by the General Partners for admission to the Partnership as a Substitute Limited Partner, this power of attorney shall survive such Assignment with respect to the assignor for the sole purpose of enabling a General Partner to execute, acknowledge and file any instrument necessary to effect such substitution and shall thereafter terminate with respect to any Partner who assigns his entire Interest.

         (d) POWER OF ATTORNEY BY SUBSTITUTE INVESTOR LIMITED PARTNERS. A similar power of attorney shall be one of the instruments which the General Partners shall require an assignee of a Limited Partner to execute as a condition to the admission of such assignee as a Substitute Limited Partner.

         Section 16. GENERAL PROVISIONS.

         16.1 NOTICES, APPROVALS AND CONSENTS. All notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been given when the same are (a) deposited in the United States mail and sent by first class mail, postage prepaid, or (b) delivered. In each case, said mailing or delivering shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the
Partnership:

             (i) If to the Partnership or any General Partner, at the principal office of the Partnership;

             (ii) If to the Corporate Limited Partner, at the address set forth in Schedule A hereto or to such other address as may be designated by notice from such Partner given in the manner hereby specified;

             (iii) If to an Investor Limited Partner, at the address set forth in Schedule A hereto or to such other address as may be designated by notice from such Partner given in the manner specified; and

             (iv) If to a Unitholder, at such address as he has most recently furnished in writing to the Partnership.

         16.2 FURTHER ASSURANCES. The Partners will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

         16.3 CAPTIONS. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of the provisions thereof.

         16.4 BINDING EFFECT. Except to the extent required under the Act and for fees, rights to reimbursement, and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Partnership.

         16.5 SEPARABILITY. If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

         16.6 INTEGRATION. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior contemporaneous agreements and understandings of the parties in connection therewith which conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict the express provisions of this Agreement.

         16.7 APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of The Commonwealth of Massachusetts.


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


         16.8 COUNTERPARTS. This Agreement may be signed by each party hereto upon a separate copy (including, in the case of the Limited Partners, a separate subscription agreement or signature page executed by one or more such Partners), in which event all such copies shall constitute a single counterpart of this Agreement. However, no counterpart shall be binding unless accepted by the General Partners, which acceptance shall be evidenced by the filing of the Certificate of Limited Partnership or an appropriate amendment thereto.

         16.9 CREDITORS. No creditor who makes a non-recourse loan to the Partnership shall have or acquire at any time, as a result of making such loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor.

         16.10 INTERPRETATION. Unless the context in which words are used in this Agreement otherwise indicates that such is the intent, words in the singular shall include the plural and in the masculine shall include the feminine and neuter and vice versa.

         Section 17. DEFINITIONS. The defined terms used in this Agreement shall have the meanings specified below:

         "ACCOUNTANTS" means Coopers & Lybrand, Boston, Massachusetts, a successor thereto, or another firm of independent certified public accountants selected by the General Partners.

         "ACQUISITION EXPENSES" means expenses (other than the Acquisition Fee and the Participation Servicing Fee) incurred by the Partnership relating to selection and acquisition of Mortgages, whether or not acquired, including the fees and expenses of lawyers, appraisers, engineers, architects and accountants, Affiliate costs, travel and communications expenses, costs of appraisals, non-refundable option payments on Mortgages not acquired, and accounting fees and expenses, but not fees and commissions paid by any Person to any Person in connection with the selection or purchase of any Mortgage by the Partnership, whether designated as a real estate commission, acquisition fee, finder's fee, selection fee, non-recurring management fee, consulting fee or any fee of similar nature however designated and however treated for tax or accounting purposes, and not any loan fees ("points").

         "ACQUISITION FEE" means the fee described in Section 6.4(b) hereof.

         "ACT" means the Massachusetts Uniform Limited Partnership Act, as it may be amended from time to time.

         "ADDITIONAL INTEREST" means Minimum Additional Interest, Shared Appreciation Interest, and Shared Income Interest.

         "AFFILIATE" means, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Persons is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, and (iii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of voting securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities or in which the specified Person has a substantial beneficial interest. A Person who is a partner in a partnership or joint venture with the Partnership shall not be deemed an Affiliate of the Partnership or a General Partner. If such Person is not otherwise an Affiliate of the Partnership or such General Partner as defined in the preceding sentence. Notwithstanding the above, "Affiliates" for the purpose of the indemnification provisions of this Agreement shall include only those persons performing services on behalf of the Partnership.

         "AGREEMENT" means this Agreement of Limited Partnership, as the same may hereafter be amended from time to time.

         "APPRAISED VALUE" shall mean, as to any Mortgage, the market value thereof based upon the expected use according to an appraisal made by an independent qualified appraiser who is a member in good standing of the American Institute of Real Estate Appraisers.

         "ASSET MANAGEMENT FEE" means the fee established by Section 6.4(d) hereof.

         "ASSIGN" means, with respect to an Interest or part thereof, to sell, assign, transfer, give, or otherwise dispose of, whether voluntarily or involuntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised any of his rights of foreclosure with respect thereto.

         "ASSIGNMENT" means an act of Assigning an Interest or any part thereof.

         "BASIC INTEREST" means interest which is generally payable monthly, is calculated on the unpaid balance of the underlying mortgage loan at a certain percentage rate specified in the documents establishing such mortgage loan, and payment of which is insured, or coinsured by FHA.

         "BORROWER" means the borrower of a mortgage loan underlying a MBS.

         "CAPITAL ACCOUNT" means the capital accounts established and maintained in accordance with Section 5.4 hereof.

         "CAPITAL CONTRIBUTION" means the amount of cash contributed to the Partnership by a Partner, prior to the deduction of any offering expenses or selling commissions.

         "CAPITAL TRANSACTION" means the repayment of principal or prepayment of a Mortgage to the extent classified as return of capital for federal income tax purposes, and the sale, exchange, condemnation, eminent domain taking casualty or other disposition of a Mortgage or a property subject to or underlying a Participating Insured Mortgage, but not including the Terminating Capital Transaction.

         "CASH FLOW" means, for a particular fiscal year, all Profits or Losses for Tax Purposes from the operation of the Partnership for such fiscal year, including interest (including Minimum Additional Interest and Shared Income Interest but excluding Shared Appreciation Interest) from Mortgages, interest from interim investments (including interest on interim investments of the Distribution Reinvestment Plan), interest from the escrow of the Subscription Price for Units, and repayment of principal and prepayment of MBS to the extent classified as income or gain for federal income tax purposes, but excluding Profits or Losses for Tax Purposes for such fiscal year arising from a Capital Transaction or the Terminating Capital Transaction, and shall be determined by adjusting such Profits or Losses (to the extent not otherwise adjusted) as follows:

             (1) Depreciation of any depreciable assets shall not be considered a deduction;

             (2) Amortization of any item for which there is not an associated cash payment shall not be considered a deduction;

             (3) Principal and interest payments on a mortgage or other loan payable by the Partnership shall be considered deductions;

             (4) Principal payments on all conditional sales contracts and other secured obligations shall be considered a deduction;

             (5) Amounts equal to accounts payable and accrued items payable at the close of the Partnership fiscal year, to the extent not already deducted in calculating Profits or Losses for Tax Purposes, shall be considered a deduction;

             (6) Amounts required to maintain reasonable working capital reserves plus any other authorized reserves, shall be considered a deduction;

             (7) The reimbursements and fees incurred and payable to the General Partners hereunder (other than the Asset Management Fee and the Incentive Management Fee) shall be considered a deduction, whether or not currently paid to the General Partners;

             (8) Capital Contributions and Subscription Prices paid to the Partnership and the Net Cash Proceeds of any Capital Transaction or the Terminating Capital Transaction shall not be included in Cash Flow of the Partnership and payments made from such sources of funds shall be excluded in determining Cash Flow of the Partnership; and

             (9) Any other cash receipts from the operation of the Partnership not properly includable in Profits or Losses for Tax Purposes, any amounts released from operating reserve accounts available for distribution, and the amount of the Asset

Management Fee and the Incentive Management Fee payable with respect to such fiscal year, shall be included in Cash Flow of the Partnership.

         "CERTIFICATE OF LIMITED PARTNERSHIP" means the certificate of limited partnership filed with the Secretary of State of The Commonwealth of Massachusetts with respect to the Partnership, as the same may be amended from time to time.

         "CODE" means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent laws.

         "CONSENT" means either the consent given by vote at a meeting called and held in accordance with the provisions of Section 13.1 hereof or the written consent, as the case may be, of a Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

         "CONTROLLING PERSON" means, with respect to any General Partner or its Affiliates, any of its general partners, chairman, directors, president, secretary, treasurer, or executive or senior vice presidents, or any Person holding a 5% or more equity interest in the General Partner or such Affiliate or having the power to direct or cause the direction of the General Partner or such Affiliate, whether through the ownership of voting securities, by contract, or otherwise.

         "CORPORATE LIMITED PARTNER" means Krupp Depositary Corporation, or its successor, which has acquired and will hold for its own account 100 Limited Partner Interests and will acquire and hold up to 15,000,000 Limited Partner Interests on behalf of those Persons who purchase Units, on the basis of one Limited Partner Interest for each Unit, and will assign to those Persons its rights, obligations, and interests with respect to such Limited Partner Interests under Section 7.6 hereof.

         "COUNSEL TO THE PARTNERSHIP" means Gaston & Snow, or another law firm selected by the General Partners.

         "CUMULATIVE RETURN ON INVESTED CAPITAL" means a percentage return equal to eleven percent (11%) per annum on the Invested Capital of the class comprised of the Limited Partners calculated from the respective dates on which the sales of Units to the Unitholders occur through the most recent fiscal year completed prior to the transaction giving rise to the computation. In calculating whether the Cumulative Return on Invested Capital has been satisfied, only distributions by the Partnership of cash will be considered and no credit will be given for tax benefits allocated to the Limited Partners.

         "DEPOSITARY" means the Corporate Limited Partner or another Person selected by the General Partners.

         "DEPOSITARY RECEIPT" means a depositary receipt evidencing one or more Units.

         "DISTRIBUTABLE CASH FLOW" means Cash Flow less any Asset Management Fee and Incentive Management Fee payable for such year.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "FHA" means the Federal Housing Administration.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "FHLMC MBS" means MBS issued in connection with the housing programs of the FHLMC.

         "FNMA" means the Federal National Mortgage Association.

         "FNMA MBS" means MBS issued in connection with the housing programs of the FNMA.

         "FRONT-END FEES AND EXPENSES" means fees and expenses paid by any Person for any services rendered during the Partnership's organizational or acquisition phase including, Organizational and Offering expenses, the Acquisition Fee, the Participation Servicing Fee, the Non-Accountable Allowance, Acquisition Expenses, any other similar fees, however designated, sales commissions paid directly by the Partnership, and reimbursement for due diligence expenses paid by the Partnership to Krupp Securities Corporation and selected dealers.

         "GENERAL PARTNER" means any Person designated as a General Partner in Schedule A of this Agreement or who becomes an additional or Substitute General Partner as provided in this Agreement, in such Person's capacity as a General Partner of the Partnership.

         "GENERAL PARTNERS" means every Person or Persons who serve(s) as a General Partner, whether there be one or several.

         "GNMA" means the Government National Mortgage Association.

         "GNMA MBS" means MBS issued in connection with the federal housing programs of the GNMA.

         "HUD" means the Department of Housing and Urban Development of the United States.

         "IMMEDIATE FAMILY MEMBER" means with respect to any person, his spouse, parent, parent-in-law, issue, brother, sister, brother-in-law, sister-in-law, or child-in-law.

         "INCENTIVE MANAGEMENT FEE" means the fee described in Section 6.4(e) hereof.

         "INSURED/GUARANTEED MORTGAGE" means a mortgage on multi-family residential properties that is guaranteed by FNMA or FHLMC or insured or coinsured by the FHA and securitized by GNMA, FNMA or FHLMC.

         "INTEREST" means, with respect to a General Partner, the entire ownership interest and, with respect to a Limited Partner, the ownership interest representing an initial Capital Contribution of Twenty Dollars ($20.00) (or a lesser amount in the event of a reduction in sales commissions with respect to a single purchaser subscribing for more than $250,000 in Units or in the event of the purchase by the General Partner or Affiliates of Units net of sales commissions), including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement, but excluding any claims which such Partner may have against the Partnership as a creditor.

         "INVESTED CAPITAL" means, with respect to the General Partners, their Capital Contributions and, with respect to the Limited Partners and Unitholders, $20.00 for each Limited Partner Interest or Unit, in either case reduced by any amounts of cash distributed to such Partner or Unitholder pursuant to Clauses First and Second of Section 8.3(a) and Section 8.7 hereof.

         "INVESTMENT IN MORTGAGES" means the amount of Capital Contributions actually paid for or allocated to the purchase of Mortgages acquired by the Partnership, including amounts paid for or allocated to the purchase of Mortgages, working capital reserves allocable thereto (except that working capital reserves in excess of 5% of the Capital Contributions shall not be included), and other cash payments such as interest and taxes, but excluding Front-End Fees and Expenses.

         "INVESTOR LIMITED PARTNER" means any Unitholder who shall be admitted to the Partnership as a Limited Partner, in the capacity of such Person as a Limited Partner.

         "INVOLUNTARY WITHDRAWAL" means, with respect to any General Partner, the Withdrawal of such General Partner from the Partnership pursuant to Section
9.2 hereof.

         "IRA" means an investment retirement account established pursuant to
Section 408 of the Code.

         "JOINT VENTURE PARTNER" means a Person that enters into a joint venture or partnership with the Partnership.

         "LIMITED PARTNER" means any Corporate Limited Partner, Investor Limited Partner or Substitute Limited Partner in the capacity of such Person as a Limited Partner.

         "MBS" means guaranteed mortgage-backed securities issued or originated under or in connection with the housing programs of GNMA, FNMA, or FHLMC.

         "MINIMUM ADDITIONAL INTEREST" means Additional Interest provided for in a Subordinated Promissory Note, which Additional Interest is payable monthly, is calculated on the unpaid balance of the underlying mortgage loan at a certain percentage rate specified in the Participating Mortgage Documents of such mortgage loan, and is subtracted from gross rental collections in excess of a certain monthly base income on the property underlying such mortgage loan in order to determine Shared Income Interest.

         "MORTGAGE" means collectively Participating Insured Mortgages, Single-Family MBS, Multi-Family MBS, and Other Mortgages.

         "MULTI-FAMILY MBS" means MBS backed by Insured/Guaranteed Mortgages that do not provide for participation in the revenues and the sale or refinancing proceeds of the property subject to or underlying the Insured/Guaranteed Mortgages that back such MBS.

         "NET CASH PROCEEDS" of a Capital Transaction or the Terminating Capital Transaction means the cash received by the Partnership as a result of such Transaction, less (i) any amounts which are reinvested in accordance with
Section 6.1(c), (ii) all debts and liabilities of the Partnership required to be paid as a result of the Transaction (including, among other liabilities, any fees and expenses payable pursuant to Section 6.4 hereof), and (iii) any reserves for contingent liabilities (including fees then earned but not yet payable pursuant to Section 6.4 hereof), to the extent deemed reasonable by the General Partners provided that, at the expiration of such period as the General Partners shall deem advisable, the balance of such reserves remaining after payment of such contingencies shall be distributed in the manner provided in this Agreement for Net Cash Proceeds. In the event the Partnership takes back a mortgage note in connection with any Capital Transaction or the Terminating Capital Transaction, all payments subsequently received in cash by the Partnership with respect to such note shall be included in the Net Cash Proceeds of that Transaction, irrespective of the extent to which any portion of such payments shall be treated by the Partnership as principal or interest for tax or accounting purposes.

         "NON-ACCOUNTABLE ALLOWANCE" means the allowance paid by the Partnership to selected dealers for their underwriting, legal and marketing expenses.

         "ORGANIZATIONAL AND OFFERING EXPENSES" shall mean those expenses incurred in connection with, and in preparing the Partnership for, qualification under the federal and state securities laws and subsequently offering and distributing the Units to the public, including certain marketing expenses but not sales commissions paid directly by the Partnership, General Partner sees incentives paid by the General Partners or reimbursement for due diligence expenses paid by the Partnership to Krupp Securities Corporation and selected dealers in connection with the offering of Units.

         "ORIGINATOR" means collectively any Affiliate of the General Partners that originates Mortgages and any independent third party engaged in the business of Mortgage origination.

         "OTHER MORTGAGES" means conventional participating and non-participating mortgage loans which are insured or guaranteed.

         "PARTICIPATING INSURED MORTGAGE" means an Insured/Guaranteed Mortgage that provides for participation by its holder in the revenues and sale or refinancing proceeds of the property subject to or underlying said Insured/Guaranteed Mortgage.

         "PARTICIPATING MORTGAGE DOCUMENTS" means the Subordinated Mortgage and Security Agreement, the Subordinated Promissory Note and any other documents used to establish, memorialize or amend a mortgage loan or mortgage underlying a Participating Insured Mortgage as the same may be amended from time to time.

         "PARTICIPATION SERVICING FEE" means the fee established by Section 6.4(c) hereof.

         "PARTNER" means any General Partner or Limited Partner.

         "PARTNERSHIP" means the limited partnership as formed in accordance with this Agreement, as said limited partnership may from time to time be constituted.

         "PERSON" means any individual, partnership, corporation, trust, governmental body or agency, or other entity of any type.

         "PLAN" means the Reinvestment Plan adopted by the Partnership pursuant to which a Unitholder may automatically reinvest its Partnership distributions in Units available for sale, as more fully described in Exhibit C to the Prospectus.

         "PROFITS OR LOSSES FOR TAX PURPOSES" means profits or losses as determined by the Partnership for federal income tax purposes, and items of income, gain, loss, deduction, or credit entering into the computation thereof; provided however, if, in keeping with the provisions of Treasury Regulation
Section 1.704-1(b), any assets of the Partnership are accounted for on the books of the Partnership and in the capital accounts of the Partners at an amount other than their adjusted bases for tax purposes, then items of income, gain, loss or deduction shall be calculated based upon the value of the assets on the Partnership's books.

         "PROSPECTUS" means the Prospectus of the Partnership used in connection with its public offering of Units, as supplemented or amended.

         "PURCHASE PRICE" means the price paid upon or in connection with the purchase of a particular Mortgage, including the amount of Acquisition Fees and Acquisition Expenses.

         "QUALIFIED BANK" means a commercial bank located in the continental United States with capital funds of at least $100,000,000.

         "QUALIFIED PLANS" means qualified pension, profit-sharing and other retirement benefit plans (including Keogh Plans) and trusts, and bank commingled trust funds for such plans.

         "REINVESTMENT AGENT" means LCS, Inc., and its successors or assigns, or any other reinvestment agent selected in accordance with the terms of the Reinvestment Plan.

         "SALES AGENT AGREEMENT" means the Sales Agent Agreement between the Partnership and Krupp Securities Corporation entered into pursuant to Section 6.4(a) hereof.

         "SCHEDULE A" means Schedule A to this Agreement as amended from time to time.

         "SHARED APPRECIATION INTEREST" means Additional Interest provided for in a Subordinated Promissory Note, which Additional Interest is calculated as a percentage of certain increases in the value of the property securing the underlying mortgage loan and is due and payable upon sale or other realization of the property underlying the Mortgage.

         "SHARED INCOME INTEREST" means Additional Interest provided for in a Subordinated Promissory Note, which Additional Interest is calculated with reference to gross rental collections, net cash flow before or after debt service or net income as it may otherwise be defined, of the property underlying the Mortgage.

         "SINGLE-FAMILY MBS" means MBS backed by mortgage loans on single-family residential properties, including mobile homes.

         "SUBORDINATED MORTGAGE AND SECURITY AGREEMENT" means a subordinated mortgage and security agreement executed in connection with a mortgage loan underlying a Participating Insured Mortgage or another document performing a similar function in connection with such a mortgage loan as the same may be amended from time to time.

         "SUBORDINATED PROMISSORY NOTE" means a subordinated promissory note executed in connection with a mortgage loan underlying a Participating Insured Mortgage or another document performing a similar function in connection with such a mortgage loan as the same may be amended from time to time.

         "SUBSCRIPTION PRICE" means the amount of cash contributed to the Partnership on behalf of a Unitholder, prior to the deduction of any offering expenses or selling commissions.

         "SUBSTITUTE GENERAL PARTNER" means the assignee of a General Partner Interest who is admitted to the Partnership as a General Partner pursuant to
Section 9.5 or Section 13.2 of this Agreement.

         "SUBSTITUTE LIMITED PARTNER" means the assignee of a Limited Partner Interest who is admitted to the Partnership as a Limited Partner pursuant to
Section 10.3 hereof.

         "TAX-EXEMPT ENTITIES" means Qualified Plans and other entities exempt from federal income taxation, such as IRAs, endowment funds, foundations and charitable, religious, scientific and educational organizations.

         "TERMINATING CAPITAL TRANSACTION" means the repayment of principal or prepayment of a Mortgage to the extent classified as a return of capital for federal income tax purposes, and the sale, exchange, condemnation, eminent domain taking, casualty or other disposition of a Mortgage or a property subject to or underlying a Participating Insured Mortgage, which results in the dissolution of the Partnership pursuant to Section 11 of this Agreement. The Terminating Capital Transaction shall also include the receipt and collection of notes, if any, and payments thereon or any other consideration received or to be received by the Partnership upon a sale or other disposition of all or substantially all of the Mortgages of the Partnership and all activities reasonably related thereto. Such activities are deemed to be included in the winding up of Partnership affairs, and all allocations and distributions therefrom shall be governed by Sections 8.1(c) and (e) and 8.3(b) hereof.

         "TOTAL INVESTED ASSETS" means that portion of the net proceeds of the offering of Units which shall from time to time be invested in Mortgages.

         "UBTI" means unrelated business taxable income determined in accordance with Sections 511-514 of the Code.

         "UNIT" means the interest of a Unitholder in a Limited Partner Interest of the Partnership. Each Unit represents (i) the assignment by the Corporate Limited Partner of its interest in the corresponding Limited Partner Interest to the extent permitted by Massachusetts law and (ii) the right to require the Corporate Limited Partner to exercise any other rights with respect to such Limited Partner Interest at the direction of the Unitholder.

         "UNITHOLDER" means any Person who holds Units in accordance with
Section 6.1(d) or Section 7.2 hereof as reflected in the records of the Partnership and the Depositary.

         "VOLUNTARY WITHDRAWAL" means, with respect to a General Partner, the voluntary retirement or withdrawal of a General Partner from the Partnership, or the voluntary sale, assignment, encumbrance or other disposition of all of his General Partner Interest pursuant to Section 9.1 hereof. In the case of a General Partner which is a partnership, a Voluntary Withdrawal shall be deemed to have occurred when all general partners of such partnership shall have voluntarily withdrawn therefrom as general partners or voluntarily sold or otherwise disposed of all of their general partner interests therein.

         "WITHDRAWAL" means, with respect to a General Partner, the Voluntary or Involuntary Withdrawal of such General Partner. "Withdraw" means to effect any such Withdrawal.

         "WITHDRAWN GENERAL PARTNER" means a General Partner whose Withdrawal in accordance with the provisions of this Amended Agreement is effective.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement of Limited Partnership as of the date first specified above.


GENERAL PARTNERS                                 CORPORATE LIMITED PARTNER
----------------------                           ----------------------------
KRUPP PLUS CORPORATION                           KRUPP DEPOSITARY CORPORATION


By:  DOUGLAS KRUPP                               By:  DOUGLAS KRUPP
     -------------                                    -------------
     Douglas Krupp, Co-Chairman of the                Douglas Krupp, President
     Board of Directors


MORTGAGE SERVICES
PARTNERS LIMITED
PARTNERSHIP


By:  Krupp Plus Corporation,
     its general partner


By:    DOUGLAS KRUPP
       -------------
       Douglas Krupp, Co-Chairman of the
       Board of Directors

                                                                     SCHEDULE A


                          NAMES, BUSINESS ADDRESSES AND
                        CAPITAL CONTRIBUTIONS OF PARTNERS

                                                       CAPITAL
                                                    CONTRIBUTION
NAME AND BUSINESS ADDRESS                               MADE
-------------------------                           ------------
GENERAL PARTNERS

I.  Krupp Plus Corporation                              $75
    470 Atlantic Avenue
    Boston, Massachusetts 02210

    Mortgage Services Partners
    Limited Partnership
    470 Atlantic Avenue
    Boston, Massachusetts 02210                         $2,925
                                                        ------

                                                 Total  $3,000

CORPORATE LIMITED PARTNER

II.   Krupp Depositary Corporation
      470 Atlantic Avenue                               $2,000
      Boston, Massachusetts 02210